MEMORANDUM NO.:____________
                                                    NAME OF OFFEREE:____________


                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                           SILVER RIVER VENTURES, INC.

                        4,000,000 Shares of Common Stock

                       Minimum Subscription: 25,000 Shares

                    Offering Limited to Accredited Investors

     Silver River Ventures, Inc., a Nevada corporation, hereby offers 4,000,000 shares (the "Shares") of our common stock at the offering price of $1.50 per Share. A minimum subscription of 25,000 shares has been established, but we may, in our discretion, waive such minimum purchase. The Shares offered hereby reflect the two shares for one share forward stock split of our common stock to be effected on or about January 30, 2006.

     Silver River Ventures has entered into an agreement to acquire BioForce Nanosciences, Inc., a Delaware corporation ("BioForce"), which is engaged in developing for commercial sale certain technology called the NanoArrayer(TM) System. The NanoArrayer(TM) System has the ability to position, print, and pattern a broad range of materials on silicon chips at the micrometer to nanometer spatial scale to produce ultraminiaturized biological sensors, biomedical tests and other ultraminiaturized devices. Sale of the Shares is contingent upon the closing of the acquisition of BioForce, as described herein, and all proceeds from sales hereunder will be placed in escrow pending such closing. In the event the acquisition is not finalized, all funds held in escrow will be returned to investors, without interest. If the acquisition is finalized and the minimum offering amount satisfied, funds held in escrow will be turned over to us and may be used immediately. We will also change our corporate name to BioForce Nanosciences Holdings, Inc.

     These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") nor has the SEC passed upon the accuracy or adequacy of this Confidential Private Placement Memorandum (the "Memorandum"). Any representation to the contrary is a criminal offense. This offering is made in reliance on an exemption from registration with the SEC provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506 promulgated thereunder and is available only to "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

THESE SECURITIES ARE "RESTRICTED SECURITIES" AND MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT COVERING DISPOSITION OF SUCH SECURITIES IS THEN IN EFFECT, OR AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE. SEE, "RISK FACTORS" AND " TERMS OF THE OFFERING -- PLAN OF DISTRIBUTION."

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE PURCHASE HEREOF SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO LOSE A PORTION OR ALL OF THEIR INVESTMENT AND HAVE NO NEED FOR A CURRENT RETURN ON THEIR INVESTMENT. SEE "RISK FACTORS."

====================================================================================================================

                                        Offering                      Sales                      Proceeds
                                       Price (1)                 Commission (2)               to Company (3)
------------------------------------------------------- -------------------------- --------------------------------------------
Per Share                       $      1.50                  $      .00                  $      1.50
------------------------------------------------------- -------------------------- --------------------------------------------

Minimum Offering
1666,667 Shares                 $      2,500,000.50          $      .00                 $     2,500,000.50
------------------------------------------------------- -------------------------- --------------------------------------------
Maximum Offering
4,000,000 Shares
                                $      6,000,000.00          $      .00                  $    6,000,000.00
======================================================= ========================== ============================================
                                            (Footnotes on following Page)

                The date of this Memorandum is December 23, 2005

Notes to table on preceding page.

     (1) These securities are offered hereby for cash only. Because the Shares are not being registered with the SEC and will therefore be deemed restricted securities, the offering price has been arbitrarily determined and bears no relationship to any publicly quoted market price for the common stock, nor to our assets, earnings, book value or to other recognized criteria of value. This offering is being made on a "best efforts," 1,666,667 shares minimum / 4,000,000 shares maximum basis, for a period of 180 days from the date hereof unless extended for an additional 60 days. All proceeds from the sale of the Shares will be paid into an escrow account at the law offices of Leonard E. Neilson, Attorney at Law, located in Salt Lake City, Utah, until the BioForce acquisition is finalized and a minimum of 1,666,667 shares has been sold.

     (2) Although we may offer our securities directly to prospective investors whereby no sales commissions would be paid, we reserve the right to enter into agreements with certain securities sales agents and/or broker-dealers. In this event we will pay a commission to such persons consisting of a cash commission of 7% of the gross proceeds of the sales plus 5% in the form of stock purchase warrants, exercisable at $1.50 per share for 5 years. Also, we may enter into arrangements with persons that act solely as finders in the introduction of prospective investors, in which case we will pay a finder's fee to such persons equivalent to the above compensation. The above table does not include the payment of a sales commission or finder's fee. See "Terms of the Offering - Plan of Distribution."

     (3) This amount of proceeds to Silver River Ventures is before deduction of expenses incurred in connection with this offering including certain other offering expenses totaling approximately $35,000 to be paid by us. Thus, net proceeds, after deducting all expenses in connection with the offering, except commissions, are estimated to be approximately $5,965,000 if the maximum is sold. See "Use of Proceeds."

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PERSONS INTERESTED IN THE OFFERING AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. THE DELIVERY OF THIS MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN OBTAINED FROM SILVER RIVER VENTUES, INC. AND BIOFORCE NANOSCIENCES, INC. AND IS BELIEVED TO BE RELIABLE, BUT ITS ACCURACY IS NOT GUARANTEED. IF ANY MATERIAL CHANGE IN THE AFFAIRS OF EITHER COMPANY OCCURS AT ANY TIME PRIOR TO THE CLOSING OF THE OFFERING, THIS MEMORANDUM WILL BE AMENDED OR SUPPLEMENTED. ADDITIONAL INFORMATION MAY BE PRESENTED HEREWITH AS EXHIBITS.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE OR COUNTRY WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS OF THAT STATE OR COUNTRY. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS AUTHORIZED IN THIS MEMORANDUM, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

     This offering will terminate on or before 180 days from the date hereof unless extended by Silver River Ventures, in our discretion, for an additional 60 days. The securities offered hereby are offered to accredited investors only in reliance upon an exemption from registration under the Securities Act, which exemption depends on the full compliance with certain terms and conditions, including but not limited to the following:

     (a)  The  securities  may  not be  offered  through  general  solicitation,
     including  but  not  limited  to,   advertisements   or  communications  in
     newspapers, magazines, or other media;

     (b) This Memorandum and any accompanying documents will be treated as confidential by the persons to whom it is delivered and any distribution thereof or divulgence of any of its contents is unauthorized;

     (c) Investors should not construe the contents of this Memorandum or any communication, whether written or oral, from Silver River Ventures or our officers, directors, employees or agents, as legal, tax, accounting or other expert advice. Each investor is encouraged to consult their own legal counsel, accountants and other professional advisors concerning any investment in the Shares; and

     (d) This offering may be made only to persons that, after reasonable inquiry, we have reasonable grounds to believe possess the knowledge and experience in financial and business matters that would enable such persons to evaluate the merits and risks of the investment.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF INDIVIDUAL STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SAID ACT AND SUCH LAWS. THE SECURITIES OFFERED ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE INFORMATION CONTAINED IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS FOR USE BY THE OFFEREE AND IN CERTAIN CASES, HIS OR HER PURCHASER REPRESENTATIVE. BY ACCEPTANCE OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, EACH OFFEREE, AND PURCHASER REPRESENTATIVE, IF ANY, AGREES THAT THEY WILL NOT TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANYONE OTHER THAN OFFEREE OR THEIR OFFEREE REPRESENTATIVE THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND ANY EXHIBITS AND DOCUMENTS SUPPLIED IN CONNECTION THEREWITH, AND THAT ALL OF SUCH MATERIAL WILL BE RETURNED IF THE OFFEREE DOES NOT PURCHASE ANY OF THE SHARES OFFERED HEREIN.

THIS MEMORANDUM CONSTITUTES AN OFFER ONLY TO THE PERSON WHOSE NAME APPEARS ON THE COVER PAGE OF THIS MEMORANDUM AS THE OFFEREE AND, NOTWITHSTANDING THAT, DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL. (SEE "TERMS OF THE OFFERING").

INFORMATION CONTAINED IN THIS MEMORANDUM AND ANY DOCUMENTS PROVIDED IN CONNECTION HEREWITH IS FURNISHED ON A CONFIDENTIAL BASIS. ANY REPRODUCTION OR DISTRIBUTION OF ANY SUCH MATERIALS IN WHOLE OR IN PART OR THE DIVULGENCE OF ANY CONTENTS, WITHOUT OUR PRIOR WRITTEN CONSENT, IS PROHIBITED. ANY SUCH REPRODUCTION, DISTRIBUTION OR DIVULGENCE MAY RESULT IN IRREPARABLE DAMAGE TO OUR COMPANY. (SEE "TERMS OF THE OFFERING")

NO REPRESENTATION OR WARRANTY OF ANY KIND IS INTENDED OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN, IF ANY, WHICH MAY ACCRUE TO THE INVESTORS.

     Prospective investors are invited to question and receive answers from us concerning the terms and conditions of this offering and business aspects of Silver River Ventures and BioForce. Upon request, we will provide additional information and documents, if available or obtainable without unreasonable effort or expense. However, we reserve the right, in our sole discretion, to deny access to any information we deems proprietary in nature and to require prospective investors and their representatives, if any to execute appropriate confidentiality and non-disclosure agreements prior to review of any such proprietary information. Prospective investors are urged to request any additional information they consider necessary in making an informed investment decision.

     We propose to provide to stockholders, within a reasonable time following the end of each fiscal year, an annual report containing a general description of our business operations and financial statements which have been examined and reported on, with an opinion expressed by an independent certified public accountant.

     All  references  in  this   Memorandum  to  "SRVI,"   "Silver  River,"  the
"company,") "we," "us" and "our" refer to Silver River Ventures, Inc., unless indicated otherwise.

Notice to Residents of Certain States

     (See Attached)

                           SILVER RIVER VENTURES, INC.

                                TABLE OF CONTENTS


Page

INVESTOR QUALIFICATIONS...............................................       5

SUMMARY OF OFFERING...................................................       7

RISK FACTORS..........................................................       9

DILUTION .............................................................      16

USE OF PROCEEDS.......................................................      16

MARKET FOR COMMON STOCK...............................................      17

BUSINESS..............................................................      18

MANAGEMENT............................................................      28

PRINCIPAL STOCKHOLDERS................................................      30

DESCRIPTION OF CAPITAL STOCK..........................................      31

TERMS OF THE OFFERING.................................................      33

FINANCIAL STATEMENTS..................................................      36

SUBSCRIPTION AGREEMENT................................................     S-1

CONFIDENTIAL PROSPECTIVE PURCHASER QUESTIONNAIRE......................     Q-1

ATTACHMENTS

                             INVESTOR QUALIFICATIONS

     An investment in the Shares involves a high degree of risk, and may be suitable only to those persons of substantial means who have no need for liquidity in their investment and that understand the particular risks of such an investment.

     Sale of the Shares will not be registered under the Securities Act or any state securities laws and will be made on a private basis only to a person we reasonably believe is an "accredited investor" as defined in Regulation D by the SEC. A person is an accredited investor if:

     (a) he or she is a natural person who has

         (i) a net worth, or a joint net worth with spouse, in excess of $l, 000,000, or

         (ii) individual gross income for each of the two most recent years and anticipates individual gross income for the current year, in excess of $200,000, or

         (iii) joint gross income with spouse for each of the two most recent years, and anticipate joint gross income for the current year, in excess of $300,000;

     (b) it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person;

     (c) it is a bank, savings and loan association or other institution as defined in the Securities Act, or is a broker or dealer registered under the Securities Exchange Act of 1934, or an insurance company, investment company, business development company meeting the criteria set forth in Regulation D;

     (d) it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (" ERISA") which

         (i) has investment decisions made by a bank, savings and loan association, insurance company, or registered investment advisor, or

         (ii) has total assets in excess of $5,000,000, or

         (iii) is self-directed and the investment decisions are made solely by persons that are accredited investors;

     (e) it is a corporation, a partnership, a limited liability company, an organization described in Section 501(c)(3) of the Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (f) he or she is an executive officer or director of issuer; or

     (g) it is an entity in which all of the equity owners are accredited investors.

     Certain other entities may also meet the definition of accredited investor. We will consider these definitions in determining eligibility of a prospective investor. Each prospective investor will also be asked to represent in a subscription agreement that

     (a) he, she or it is acquiring the Shares for his, her or its own account for long-term investment and not with a view to the resale or distribution thereof and has no present intention of selling, granting any participation in, or otherwise distributing the Shares; and

     (b) the investor has read and understands this Memorandum and all exhibits and attachments.

     If any representations made by a potential investor or others acting in their behalf mislead us as to the financial or other circumstances of a particular potential investor or if, because of any error or misunderstanding as to said circumstances, a copy of this Memorandum is delivered to a prospective investor who, in fact, does not meet the suitability standards, the delivery of this Memorandum to such prospective investor shall not be deemed to be an offer and this Memorandum shall be returned to us immediately upon request.

     These suitability standards represent minimum suitability requirements for prospective investors and satisfaction of such standards by a prospective investor does not necessarily mean the Shares are a suitable investment for each investor. Further, as there is no guarantee that investment in the Shares will produce any cash flow, no one who solely or primarily would rely on cash flow from their investment for their income should purchase these interests.

     Investors residing in certain states may be required to meet certain suitability standards or minimum purchase requirements pertaining to aggregate net worth or certain minimum levels of income. We may, at our discretion, require prospective investors to complete a questionnaire relating to the suitability of investment in the Shares for them, and may make or cause to be made such further inquiry, as deemed appropriate.

     Subscriptions will be deemed accepted only upon written verifications of acceptance by SRVI and a duly authorized representative BioForce. A subscription, once made, is irrevocable. We will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make reasonable inquiry to endeavor to ascertain that each investor is of sufficient financial means to apprise himself of, and assume the risks inherent in, the purchase of the Shares being offered hereby. In addition, we may be required to reject certain subscriptions in order to comply with the provisions of the Securities Act.

     Suitability standards discussed above represent minimum suitability standards for prospective investors. Each prospective investor is encouraged to consult with their investment, tax or other advisors to determine whether an investment in the Shares offered hereby is appropriate in each investor's particular circumstances.

Access to Information

     We will make available to prospective investors and their advisors all pertinent materials available to us relating to our proposed business activities and will answer all inquiries from prospective investors or their advisors concerning, the terms of this offering and our business following the acquisition of BioForce. We will also afford prospective investors and their advisors the opportunity to obtain any additional information necessary to verify the accuracy of any representation or information set forth in this Memorandum, including exhibits, to the extent we possess such information or can acquire it without unreasonable effort or expense.

     Prospective investors and their advisors are invited to communicate directly with SRVI by contacting Nancy Ah Chong, 19 East 200 South, Suite 1080, Salt Lake City, Utah 84111telephone number (801) 322-3401. Material information regarding our company and the anticipated acquisition of BioForce is, or will be, contained in documents filed with the Securities and SEC, all of which are available on the SEC website: http://www.sec.gov/edgar/searchedgar/webusers.htm.

                               SUMMARY OF OFFERING

     This summary is not intended to be complete. It highlights selected information from this Memorandum, but does not contain all of the information that may be important to a prospective investor. This Memorandum includes specific terms of the offering, information about SRVI, BioForce's business and pertinent financial data. Prospective investors are encouraged to read this Memorandum in its entirety, particularly the "Risk Factors" and financial statements and notes thereto, before making an investment decision.

SRVI's Acquisition of BioForce Nanosciences, Inc.

     On November 30, 2005 we entered into an agreement and plan of merger with BioForce Nanosciences, Inc. The acquisition of BioForce is being accomplished through a merger of our wholly owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce with BioForce being the survivor of the merger. We are also effecting a 2 shares for 1 share forward stock split on or about January 30, 2006. The Shares offered hereby and all references to SRVI shares herein will reflect the forward stock split unless otherwise indicated. In exchange for all the outstanding shares of BioForce capital stock, we are issuing 16 million post-split shares of SRVI common stock to BioForce's stockholders. Further, upon completion of the acquisition of BioForce, our current directors and executive officers will resign and BioForce will appoint three new directors who will comprise our board of directors. We will also change our corporate name to "BioForce Nanosciences Holdings, Inc." The offering of Shares is contingent upon the closing of the acquisition. All funds from the sale of Shares will be placed in escrow pending the closing and the minimum of 1,666,667 shares being sold.

Silver River Ventures, Inc.

     We were originally organized in Idaho on June 28, 1984 as Silver River Mining Co., Inc., primarily to engage in the business of developing mineral resources in the mining districts of northern Idaho. Historical corporate records do not indicate the extent to which the company engaged in the mining business. In January 2000, we changed our corporate domicile from Idaho to the State of Nevada. We have conducted only limited business operations and are deemed a development stage company. In recent years, we have been actively seeking potential operating businesses and/or business opportunities with the intent to acquire or merge with such businesses.

     Our principal offices are located at 19 East 200 South, Suite 1080, Salt Lake City, Utah 84111, and our telephone number is (801) 322-3401.

BioForce Nanosciences, Inc.

     BioForce is a development stage company engaged in designing, testing, patenting and introducing for commercial sale certain technology called the NanoArrayer(TM) System. The NanoArrayer(TM) System has the ability to position, print, and pattern a broad range of materials at discrete locations on silicon chips and other surfaces at the micrometer to nanometer spatial scale to produce ultraminiaturized biological sensors, biomedical tests and other ultraminiaturized devices. This ability addresses a fundamental requirement for the growth of the nanotechnology industry and overcomes some of the limitations of existing tools for surface encoding and modification at the ultramicro- and nano-scale. This technology is formatted as a desktop system that is robust, modular, fully integrated, intuitive and easy to use.

     BioForce's principal offices are located at 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010, and its telephone number is (515) 233-8333.


                                  The Offering

Type of offering............................         Private placement to accredited investors only pursuant to applicable exemptions from registration provided by the
                                                     Securities Act and various state regulations.

Securities offered hereby...................         4,000,000 shares of SRVI common stock (post-split)

Shares of common stock outstanding:
     At the date of this Memorandum.........         1,999,975
     Following forward stock split..........         3,999,950(1)
     Shares issued for BioForce acquisition          16,000,000
     Total prior to offering................         19,999,950(2)
     After offering if minimum is sold......         21,666,617
     After offering if maximum is sold......         23,999,950

Price of Shares offered.....................         $1.50

Minimum purchase per investor...............         25,000 shares, subject to our discretion to sell less than the minimum.

Transfer Restrictions.......................         Sale of the Shares is not being registered under the
                                                     Securities Act or under any state securities laws and,
                                                     accordingly, the Shares may not be resold or otherwise
                                                     transferred unless they are subsequently registered under
                                                     the Securities Act, or an exemption from such registration requirements is available.

Limited Registration Rights.................         Purchasers of Shares may be entitled to limited registration rights to have their shares of common stock acquired hereby registered in the event we file a registration statement
                                                     under the Securities Act, which rights will be subject to
                                                     certain contingencies and limitations.

Use of proceeds.............................         Net  proceeds  from this  offering  will be used for  research  and product  development,  sales and marketing,  capital  expenditures, patents and intellectual property and working capital.

Risk factors................................         This offering involves a high degree of risk and immediate substantial dilution and should not be purchased if
                                                     prospective investors cannot afford the loss of their entire investment.  Before purchasing any securities offered,
                                                     please review carefully and consider all information
                                                     contained in this Memorandum, particularly the items set
                                                     forth under the heading "Risk Factors."

Investor qualifications.....................         The offering is being made only to prospective investors
                                                     that are deemed accredited investors and meet the
                                                     suitability standards set forth herein.
---------------------

     (1) We are effecting a 2 shares for 1 share forward stock split of the 1,999,975 shares of our common stock currently outstanding, effective on or about January 30, 2006, which will result in approximately 3,999,950 shares outstanding prior to the completion of the BioForce acquisition. Unless otherwise indicated, all references to shares herein will refer to post-split shares.

     (2) Following the acquisition of BioForce, certain BioForce options and warrants will be converted into options and warrants to acquire up to approximately 2,537,565 shares of SRVI common stock. These shares have not been included in the calculations set forth in this table.

                                  RISK FACTORS

     The Shares offered hereby are highly speculative in nature and involve a high degree of risk. Before making an investment in the Shares, each prospective investor should give careful consideration to the following risk factors inherent in and affecting SRVI, the business of BioForce and this offering. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect our business following completion of the acquisition.

Forward-Looking Statements

     This Memorandum contains certain forward-looking statements concerning our operations, economic performance and financial condition, both prior to and following the acquisition of BioForce. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Memorandum.

Risks Relating to the Acquisition of BioForce

     Our current  stockholders  have no opportunity to approve or disapprove the acquisition of BioForce and will experience substantial dilution in connection with the transaction.
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     The acquisition of BioForce has been approved by our board of directors and will not be presented to our stockholders for approval. Also, under Nevada law, other actions that would routinely be taken at a meeting of stockholders, are being taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Accordingly, stockholders other than our two controlling stockholders are not being asked to approve or disapprove these matters. In addition, in the event the acquisition of BioForce is consummated as described herein, a total of 16 million shares of our common stock will be issued to the current stockholders of BioForce and holders of BioForce options and warrants. In addition, options and warrants to purchase an additional 2,537,565 shares of our common stock will be issued to BioForce option and warrant holders in consideration for the cancellation of such BioForce options and warrants. The aggregate shares to be issued to current BioForce stockholders and holders of BioForce options and warrants will represent approximately 80% of the total number of shares of our common stock issued and outstanding immediately following the acquisition, without giving consideration to shares to be issued pursuant to the private placement. Consequently, our current stockholders will experience substantial dilution in their ownership interest in our company.

     If the acquisition of BioForce does not occur, we will not benefit from expenses we have incurred in pursuit of the transaction.
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     The acquisition of BioForce may not be completed. If conditions to completion of the acquisition are not satisfied or the transaction is not otherwise finalized, we will have incurred expenses for which no ultimate benefit will have been received. We currently expect to incur out of pocket expenses of approximately $50,000 for services in connection with the acquisition, consisting of professional fees, financial printing and other related charges, much of which may be incurred even if the acquisition is not completed. In addition, we anticipate expenses associated with this offering will be approximately $35,000. If the acquisition is not completed, all funds held in escrow from the sale of Shares will be returned to the investors and expenses associated with this offering will be paid for by advances from stockholders, which will be evidenced on our financial statements as current liabilities.

     We will require additional financing to proceed with our anticipated business activities following completion of the acquisition. There can be no assurance that financing will be available on terms beneficial to us, or at all.
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     Following the acquisition of BioForce, we will probably require financing of approximately $6.0 million during the next 12 months to proceed with our anticipated business activities. In order to close the acquisition, we must realize at least $2.5 million from this offering. If the maximum amount is realized from this offering, of which there can be no assurance, we will have gross proceed of $6 million, which should be sufficient to proceed with our proposed business plan and sustain our operations for at least the next 12 months. If we raise additional capital by selling equity or equity-linked securities, these securities would dilute the ownership percentage of our existing stockholders. Also, these securities could have rights, preferences or privileges senior to those of our common stock. We will also have the authority to issue preferred shares with terms, rights and preferences established by the board of directors. Similarly, if we raise additional capital by issuing debt securities, those securities may contain covenants that restrict us in terms of how we operate our business, which could also affect the value of our common stock. We may not be able to raise capital on reasonable terms, or at all.

     Following the merger, the current principal stockholders of BioForce will have significant influence over our business operations and management.
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     Following the acquisition of BioForce, the controlling stockholders of BioForce will beneficially own approximately 48% of our outstanding voting stock. As a result, these controlling stockholders will possess significant influence over the affairs of our company. This control, although not absolute, will give the controlling stockholders the ability, among other things, to effectively elect all members of our board of directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Risks Relating to Our Business After the Completion of the Acquisition
----------------------------------------------------------------------

     BioForce has a limited operating history and has not recorded operating profits since its inception and SRVI has been inactive for several years. Continuing losses may exhaust our capital resources and force us to discontinue operations.
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     BioForce was incorporated in August 2001, has a limited operating history and incurred net losses since inception. SRVI has been inactive for several years and has a net stockholders' deficit of $42,737 as of September 30, 2005. The potential for us to generate profits following the completion of the acquisition depends on many factors, including the following:

     o our ability to secure adequate funding to complete ongoing research and to develop commercially viable products for our technology;

     o the size and timing of future customer orders, milestone achievement, product delivery and customer acceptance, if required;

     o   success   in   developing,    maintaining   and   enhancing   strategic
         relationships with potential customers;

     o   our ability to protect BioForce's intellectual property;

     o actions by competitors towards the development and marketing of technologies and products that will compete directly with ours;

     o   the costs of maintaining and expanding operations; and

     o   our ability to attract and retain a qualified work force.

     We cannot assure you that following the acquisition of BioForce we will achieve any of the foregoing factors or realize profitability in the immediate future or at any time.

     BioForce has had a significant working capital deficit, which makes it more difficult to obtain capital necessary for its business and which may have an adverse effect on our future business following the acquisition.
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     BioForce has historically had a working capital deficit and is in need of additional funding. If after completion of the acquisition transaction, all of BioForce's current liabilities were to become due at the same time, without the anticipated financing that we are attempting to finalize, we would be unable to pay them in full, which would most likely have a material negative impact on our business and future prospects.

     If BioForce cannot achieve commercial application of its NanoArrayer(TM) System and related technology, we may not achieve profitability.
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     The development of a market for the BioForce NanoArrayer(TM) System and other technologies is dependent, in part, upon the on development of a market for tools that enable aspects of the emerging nanotechnology industry as well as entry into existing markets in biotechnology. This development may be impacted by many factors including, but not limited to the following:

     o   introduction of an alternative disruptive technology;

     o   inability to finalize key partnership transactions;

     o   lack of acceptance of NanoArrayer(TM) technology;

     o   emergence of new competitive technologies and products; and

     o inability to evolve rapidly enough to keep pace with the needs of the industry.

     If we fail to develop sufficiently attractive commercial uses for the BioForce technologies, or if we are unable to produce competitive products, we may not achieve profitability.

     Certain government regulations concerning approval of technology based products may negatively impact our business following the acquisition of BioForce.
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     It may be necessary for certain products developed from our technology to be approved by the Federal government. Also, the government has certain rights to freely use intellectual property, the development of which was subsidized in par or wholly by funding received from a government agency. Government regulations concerning approval of diagnostic concepts, chips, devices and other matter related to our technology and products may be burdensome and costly and could negatively impact our business following the acquisition of BioForce. We do not know the extent to which any such regulations may impact the BioForce business or the businesses of its customers' businesses. Any new regulation may increase costs and could reduce our potential to be profitable following completion of the merger.

     The industry in which BioForce operates is highly competitive and could affect our results of operations, which would make profitability even more difficult to achieve and sustain.
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     The nanotechnology industry is highly competitive and is marked by rapid technological growth. Other competitors and potential competitors include NanoInk (DPN), Affymetrix, Agilent, Novascan and other companies involved in microarrays, nanolithography and related areas. Many existing and potential competitors have greater financial resources, larger market share, and larger production and technology research capability, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities and challenges to our intellectual property. If we fail to address competitive developments quickly and effectively, we will not be able to grow our business or remain a viable entity.

     Our  business  could  be  adversely   affected  by  any  adverse   economic
     developments in the nanotechnology industry and/or the economy in general.
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     BioForce depends on the perceived demand for the application of its technology and resulting products. These products are focused on applications and customers in nanotechnology and biotechnology. Therefore, our business is susceptible to downturns in the nanotechnology and biotechnology industries and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

     If BioForce fails to keep up with changes affecting its technology and the markets that it will ultimately service, it will become less competitive and thus adversely affect future financial performance.
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     In order to remain competitive and serve its potential effectively, BioForce must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. BioForce needs to continuously develop new technology, products and services to address new technological developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting BioForce's technology, products and services may have a material and adverse effect on our operating results.

     Our business could be adversely affected by local, state, national, international laws or regulations.
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     BioForce's future success depends in part on laws and regulations that exist, or are expected to be enacted around the world. These laws and regulations could negatively affect our business and anticipated revenues. BioForce cannot guarantee a positive outcome in direction, timing, or scope of laws and regulations that may be enacted which will affect its business.

     Our future success depends on retaining BioForce's existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.
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     Our future success depends in part on our ability to retain BioForce's key employees including its executive officers. Although following the acquisition we expect to have employment agreements with these executives, each executive may be able to terminate his or her agreement at any time. We anticipate obtaining, "key man" insurance for one or more of our key executives. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

     BioForce's business plan and our future growth strategy anticipates that we may possibly make targeted strategic acquisitions. A future acquisition may disrupt our business, dilute stockholder value or distract management's attention from operations.
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     Unless BioForce can develop its present technology or newly acquired technology into marketable products, our ability to generate revenue may be hindered and our ability to achieve profitability will be slow and difficult. A possible strategy is to acquire new technology or products through targeted strategic acquisitions. If we attempt and fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Prior to this time, BioForce's ability to make strategic acquisitions has been hampered by its limited capital resources and the lack of a public market for its stock.

     We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these technologies, products and/or businesses into our existing operations in a cost-effective and efficient manner.

     We may be unable to protect our intellectual property adequately or cost effectively, which may cause us to lose market share or reduce prices.
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     Our future success depends in part on BioForce's ability to protect and preserve its proprietary rights related to its technology and resulting products. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. Although BioForce has filed for several patents and intends to aggressively pursue efforts to obtain patent protection for its technology, it will also rely on trade secrets, common law trademark rights and trademark registrations. BioForce will also employ confidentiality and work for hire, development, assignment and license agreements with employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

     BioForce's intellectual property may infringe on the rights of others, resulting in costly litigation.
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     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

     We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.
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     The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our management and internal resources, and other problems that could adversely affect our financial performance. We expect that BioForce's efforts to grow will place a significant strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

     Being a public company involves increased administrative costs, which could result in lower net income and make it more difficult for us to attract and retain key personnel.
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     As a public company, we incur significant legal, accounting and other expenses that BioForce did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create several board committees, implement additional internal controls and disclose controls and procedures, retain a transfer agent and financial printer, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports in compliance with our obligations under securities laws. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Risks Relating to Ownership SRVI Common Stock
---------------------------------------------

     Purchasers of the Shares pursuant to this offering have certain limited registration rights to have their shares of common stock registered with the SEC. This would make more shares available for trading in the public market and could have a negative effect on our stock price.
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     This offering includes limited registration rights for purchasers of the Shares. Accordingly, we may within 6 months after this offering, file a registration statement with the SEC to register the Shares offered hereby. BioForce is a party to agreements with certain of its stockholders requiring it, under certain circumstances, to use its best efforts to prepare and file with the SEC a registration statement on an appropriate form covering the offer and resale to the public of the shares of our common stock issuable upon the closing of the acquisition. Also, BioForce stockholders acquiring SRVI common stock pursuant to the acquisition of BioForce and certain holders of SRVI restricted common stock will be give similar registration rights to register their shares, subject to certain lock-up and leak-out agreements. Upon effectiveness of the registration statement, these shares would be able to be sold freely into the public trading market. If a significant number of these shares were to be placed for sale into the market, the price of our stock could go down.

     We cannot assure you that there will be an active trading market for our common stock and it could be difficult for holders of our common stock to liquidate their shares.
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     Even though our common stock is expected to continue to be quoted on the OTC Bulletin Board, we cannot predict the extent to which a trading market will develop or how liquid that market might become. Also, most shares outstanding after the acquisition of BioForce, including those issued pursuant to the acquisition, will be "restricted securities" within the meaning of Rule 144 promulgated by the SEC and will therefore be subject to certain limitations on the ability of holders to resell such shares. Because only a small percentage of our outstanding shares are freely tradeable in the public market, the price of our shares could be volatile and liquidation of a person's holdings may be difficult. Thus, holders of our common stock may be required to retain their shares for a long period of time. None of our securities have been registered under federal or state securities laws, although we will use our best efforts to file a registration statement within 6 months following completion of this offering related to certain registration rights and other obligations. Restricted shares may not be sold or otherwise transferred without registration or reliance upon a valid exemption from registration.

     We do not anticipate paying dividends in the foreseeable future. This could make our stock less attractive to potential investors.
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     We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

     Future sales or the potential for sale of a substantial number of shares of our common stock could cause our market value to decline and could impair our ability to raise capital through subsequent equity offerings.
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     Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. Once the acquisition of BioForce is completed and assuming the maximum number of Shares is sold in this offering, in addition to the 23,999,950 shares of our common stock actually issued and outstanding, there will be approximately another 7.5 million shares of common stock reserved for future issuance as follows:

     o approximately 2,537,565 shares reserved for issuance upon conversion of currently outstanding BioForce options and warrants; and

     o 5.0 million shares reserved for issuance under our new incentive compensation plan.

     The authorization and issuance of blank-check preferred stock may prevent or discourage a change in our control or management.
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     Our amended certificate of incorporation will authorize the board of directors to issue up to 10 million shares of preferred stock without stockholder approval having terms, conditions, rights, preferences and designations as the board may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding common stock.

     It may be difficult for a third party to acquire us, and this could depress our stock price.
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     Under Nevada corporate law, we are permitted to include or exclude certain provisions in our articles of incorporation and/or by-laws that could discourage information contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

     o Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock.

     o Under Nevada law, we are not required to provide for, and our by-laws do not provide for, cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

     o   Stockholders cannot call a special meeting of stockholders.

     Trading in our shares may be subject to certain "penny stock" regulation which could have a negative effect on the price of our shares in the public trading market.
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     Public trading of our common stock on the OTCBB may be subject to certain provisions, commonly referred to as the penny stock rule, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

     o make a special suitability determination for purchasers of penny stocks;

     o receive the purchaser's written consent to the transaction prior to the purchase; and

     o deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

     Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Risks Relating to This Offering

     The Shares offered hereby are considered restricted securities and may not be resold or otherwise transferred without a registration statement or the availability of an appropriate exemption.
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     Sale of the Shares is not being registered under the Securities Act or under the laws of any state. This offering is being made in reliance upon exemptions from registration under the Securities Act afforded by Sections 4(2) of the Act and/or Regulations D, Rule 506 promulgated thereunder. In order to satisfy the requirements of these exemptions and applicable state securities laws, investors must acquire their securities for their own account and for investment purposes only, not with a view toward distribution. Accordingly, the securities cannot be resold or otherwise transferred or disposed of by the purchasers thereof without registration under the Securities Act, or unless an exemption from registration is available for such sale, transfer or other disposition. We will seek to prevent unregistered or non-exempt resale or other dispositions of these securities. All purchasers of Shares will be required to sign a subscription agreement, which contains an agreement not to resell or otherwise dispose of the securities without registration or without the availability of an exemption from such registration.

     Certain conditions of the Securities Act must be satisfied prior to any resale, transfer or other disposition of the Shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements, limitations on the percentage of securities sold and the manner in which they are sold. We are under no obligation to ensure that any of these conditions can be met. We can prohibit any sale, transfer or disposition unless we receive an opinion of counsel provided at the stockholder's expense, in form satisfactory to us stating that the proposed sale, transfer or other disposition will not result in a violation of the applicable federal and state securities laws and regulations. Consequently, owners of the securities offered hereby may have to hold their investment indefinitely and may not be able to liquidate their investments or pledge their securities as collateral for a loan in the event of an emergency.

     Purchasers of Shares pursuant to this offering will suffer immediate and substantial dilution in the value of their investment.
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     You will incur immediate and substantial dilution in the net tangible book value of our common stock as a result of purchasing Shares in this offering. The net tangible book value of our common stock immediately after this offering will be significantly less than the offering price of the Shares.

     All proceeds from the offering will be placed into an escrow account until such time as the acquisition of BioForce is completed and the minimum number of Shares is sold.
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     Proceeds from the sale of Shares will be placed into escrow until such time as we complete the acquisition of BioForce and at least 1,666,667 shares have been sold. At that time, the proceeds will be released from escrow and we will have immediate use of the funds. Following the closing of the acquisition and sale of the minimum number of Shares, all proceeds will be immediately available to the company regardless of the amount realized. If the acquisition is not completed, all invested funds will be returned to the investors, without interest. Further, if the acquisition is completed and funds are released from escrow, if less than the maximum amount is realized from this offering, we may not have adequate funds to fulfill our initial immediate business goals and development of BioForce's NanoArrayer(TM) System.

     Management will have certain discretion in the use of proceeds from this offering.
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     Following the closing of the BioForce acquisition and the release from escrow of the proceeds from this offering, management will have certain discretion in the use of proceeds derived from this offering. Although we intend to substantially use the proceeds as set forth herein to develop the business and products of BioForce, management will have some discretion in the use of the proceeds.

     The offering price of the Shares has been arbitrarily set and does not relate to any recognized criteria of value.
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     The offering price of the Shares has been determined arbitrarily by us and may not be indicative of the price another investor would be willing to pay for the Shares or the value of the Shares as perceived by the public market. The offering price bears no relationship to our assets, book value, earnings, net worth, or any other tangible criteria of value.

     Because we have not engaged an underwriter for the sale of Shares and there is no firm commitment to purchase Shares, there is no assurance that we will be able to sell all or any of the Shares offered.
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     The Shares are being offered directly by us on a best-efforts basis and no commitment exists by anyone to purchase all or any portion of the Shares being offered. We will endeavor to enter into agreements with broker-dealers or sales agents to assist in the offering, although any such arrangements will be on a best-efforts basis. If following the acquisition of BioForce and the release from escrow of proceeds realized from this offering to that date, we experience difficulty in completing the offering, we are under no obligation to refund any or all subscriptions tendered. Subscription proceeds must be tendered in U.S. funds and will be delivered to the escrow account and, following completion of the acquisition and sale of the minimum number of Shares, will be released to the company. The success of this offering will depend upon our marketing efforts. No assurance can be given that the entire offering, or any portion hereof, will be sold. Further, if this entire offering is not sold, there are no assurances that our prospective business objectives will be accomplished.

     The securities offered hereby involve a high degree of risk. Persons considering an investment in the Shares should be aware of all risk factors set forth in this Memorandum and should consult with their legal, tax and other financial advisors prior to making an investment in the securities offered.
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                                    DILUTION

     SRVI currently has a nominal negative net tangible book value, which is determined by taking total tangible assets, less total liabilities and dividing the result by the number of shares outstanding. Following the completion of this offering, our net tangible book value will be less than the $1.50 per share offering price that investors will pay for per Share. Accordingly, prospective investors in this offering will suffer immediate and substantial dilution in the value of their investment.

                                 USE OF PROCEEDS

     We estimate the net proceeds from the sale of Shares offered hereby to be approximately $5,965,000 if the maximum number is sold. Net proceeds are determined after deducting estimated offering costs of approximately $35,000, excluding commissions and/or finders' fees, if paid, legal, accounting and filing fees, the cost of printing this Memorandum and issuing stock certificates. We will set aside a contingency of $420,000 for the payment of commissions and/or finders' fees in the event such payments are earned on the sale of the maximum amount of Shares. We anticipate that the estimated net proceeds will be used substantially as set forth below. If less than the maximum amount is raised, the proceeds will be used at the discretion of management on a prioritized basis as set forth in the following table, with the highest priority uses listed first.

                                                        Maximum                   Maximum
                                                 Shares       Percentage of        Shares        Percentage of
                                                  Sold           Proceeds          Sold             Proceeds
                                               -----------    -------------    -----------       -------------
Gross proceeds..........................       $ 2,500,000           -         $ 6,000,000              -
                                               ===========                     ===========
Costs of offering(1)....................            35,000           1 %            35,000            1 %
Contingency for commissions
   or finders' fees, if paid(2).........           175,000           7 %           420,000            7 %
Fee related to acquisition..............           250,000          10 %           250,000            4 %
Research and product development........           350,000          14 %         1,000,000           17 %
Sales and marketing.....................           400,000          16 %         1,200,000           20 %
Capital expenditures....................           200,000           8 %           700,000           12 %
Patents and intellectual property.......           250,000          10 %           800,000           13 %
General and administrative expenses.....           300,000          12 %           900,000           15 %
Professional fees.......................            50,000           2 %            50,000            1 %
Working capital(3)......................           490,000          20 %           645,000           10 %
                                              ------------        ------      ------------         ------
           Total........................       $ 2,500,000         100 %       $ 6,000,000          100 %
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     (1) Offering costs include accounting and legal fees, filing fees and printing expenses.
     (2) We may pay sales commissions to licensed securities sales agents and/or broker-dealers in an amount of 7% of the gross proceeds of the sales plus 5% in the form of stock purchase warrants, exercisable at $1.50 per share for 5 years. Also, we may enter into arrangements with persons that act solely as finders in the introduction of prospective investors, in which case we will pay a finder's fee to such persons equivalent to the above compensation. Accordingly, we will reserve up to $420,000 of the gross proceeds for such payments.
     (3) Working capital includes office expenses and other general corporate purposes.

     Management anticipates that the estimated maximum net proceeds will sustain our operating needs for a period of approximately one year following completion of the offering. Pending use of the net proceeds, the funds may be invested in short-term interest-bearing securities or their equivalent.

     Amounts set forth above merely indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending the total amount of proceeds realized, economic conditions and the progress sustained in furthering our business.

                             MARKET FOR COMMON STOCK

     Our common stock is currently included on the OTC Bulletin Board under the symbol "SRVV", although there has not been an active trading market for the shares. Accordingly, we are not including a history of reported trades in the public market. The last reported trade for our shares was at $0.25 per share on October 11, 2005.

     Upon the completion of the BioForce acquisition and the closing of this private placement of Shares, we anticipate making an application to have our common stock listed on the American Stock Exchange. To be accepted for listing on the AMEX, we must first satisfy certain minimum listing criteria including net asset requirements and a sufficient shareholder base. There is no assurance that we will meet these requirements or that our shares will be accepted for trading on the AMEX.

     The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our common stock most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on an automated quotation system (including The NASDAQ Stock Market that satisfies certain criteria; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

     As of the date hereof, there are approximately 30 holders of record of our common stock. Because all of our outstanding shares of common stock were issued pursuant to exemptions under the Securities Act, we have not previously filed a registration statement covering these shares. We have relied upon the exemption provided by Section 4(2) of the Securities Act in previous issuances of our common stock.

Dividend Policy

     We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

                                    BUSINESS

Acquisition of BioForce Nanosciences, Inc.

     On November 30, 2005 we entered into an agreement and plan of merger with BioForce, a Delaware corporation with its principal offices in Ames, Iowa. The agreement was partially amended by an addendum dated as of December 23, 2005. The acquisition of BioForce is being accomplished through a merger of our wholly owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce with BioForce being the survivor of the merger. Pursuant to the transaction, the issued and outstanding shares of BioForce common stock will be converted into the right to receive 16 million shares of SRVI common stock, post-split as described below.

     Our board of directors has also unanimously approved a forward stock split of our 1,999,975 issued and outstanding shares of common stock on a 2 shares for 1 share basis, to be effective on or about January 30, 2005. The split will be effected prior to the consummation of the BioForce acquisition and will increase the number of issued and outstanding shares to 3,999,950 shares. After issuance of shares for the BioForce acquisition, we will have approximately 19,999,950 shares of common stock issued and outstanding.

     Upon completion of the acquisition of BioForce, our current directors and executive officers will resign and BioForce will appoint three new directors who will comprise our new board of directors, with the possibility of adding two additional directors. We will also amend our certificate of incorporation to (i) add preferred shares to our authorized capitalization, and (ii) change our corporate name to "BioForce Nanosciences Holdings, Inc." We will also adopt a new incentive compensation plan for key employees, officers and directors.

     Upon the closing of the acquisition, the current stockholders of BioForce will own approximately 80% of our issued and outstanding common stock, and our current stockholders will own approximately 20%, without giving consideration to shares being issued pursuant to the private placement. The purpose of the acquisition is to allow us to acquire and carry on the business of BioForce.

     On November 30, 2005, Edward F. Cowle and H. Deworth Williams, the controlling stockholders of SRVI, beneficially owned 1,746,610 shares of the outstanding 1,999,975 shares of common stock, representing approximately 87.3% of the outstanding shares. The controlling stockholders have, in connection with the transactions contemplated by the merger agreement, executed a written consent to take the following actions:

     o authorize an amendment to our certificate of incorporation, which will add preferred stock to our authorized capitalization and change our corporate name to "BioForce Nanosciences Holdings, Inc"; and

     o   approve the adoption of a new incentive compensation plan.

     This offering and the issuance of Shares offered hereunder is contingent upon the closing of the BioForce acquisition. All proceeds from the sale of Shares will be placed in escrow until such time as the acquisition has been finalized and the minimum 1,666,667 shares have been sold. For purposes of the escrow, the closing of the acquisition of BioForce will be when all conditions of the agreement and plan of merger with BioForce have been satisfied or waived and all required documents have been delivered. This will include the filing of the appropriate documents related to the transaction with the States of Nevada and Delaware. Currently, we anticipate the closing to occur on or about January 30, 2005.

     When the closing of the acquisition has occurred, all funds from the sale of Shares previously deposited into escrow will be released and will be immediately available to our company. Proceeds from sales of Shares after this date will not be placed in escrow and will be immediately available to us.

Interests of Certain Persons in the Acquisition Transaction

     Our controlling stockholders, Messrs. Cowle and Williams and/or their assigns, are entitled to receive a $250,000 fee that is being paid for services in connection with the acquisition of BioForce. The services are for bringing the parties together, negotiating the transaction and for facilitating the acquisition of BioForce. Payment of this one-time fee is to be paid out of minimum gross offering proceeds of $2.5 million. Also, Messrs. Cowle and Williams will own an aggregate of approximately 1,714,110 shares of our common stock following the forward stock split, which will represent approximately 8.6% of the total outstanding shares following the acquisition of BioForce without regard to the Shares issued in this offering. Business of BioForce Nanosciences, Inc.

     Following the acquisition of BioForce, it will become our wholly owned subsidiary and include all of BioForce's business, assets, operations and liabilities. BioForce was founded in 1994 by Dr. Eric Henderson, a pioneer in the biological applications of Atomic Force Microscopy (AFM), for the purpose of refining and commercializing radical advances in the miniaturization of bioanalytical systems. Presently BioForce maintains its office and laboratories at 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010, and its telephone number is (515) 233-8333. BioForce also maintains a website at www.bioforcenano.com.

     BioForce owns patented and patent-pending technology for ultramicro- and nanoscale placement and patterning of active biomolecules and other materials at discrete locations on silicon chips and other surfaces to create "nanoarrays". It has the advantages of both early market entry and what BioForce believes to be a strong patent estate, the latter of which includes nanoarrays of biomolecules. As the nanotechnology industry matures, BioForce will likely be well-positioned to profit from technology license arrangements and use of its flagship desktop molecular printer, the NanoArrayer(TM), by researchers, developers and manufacturers.

     BioForce has developed proprietary instrumentation, devices and methodologies for printing proteins and other biomolecules in their active forms onto a variety of surfaces with high precision in ultramicro (<15 microns) and nanoscale (<1,000 nanometers) domains. Readout of the interactions between printed biomolecules with other molecules or structures may be achieved by a number of methods, including both novel strategies (e.g., non-destructive surface profiling) as well as conventional approaches (e.g., fluorescence), thus providing NanoArrayer products with unique attributes for customers.

     The NanoArrayer(TM) System has the ability to position, print, and pattern a broad range of materials on silicon chips at the micrometer and nanometer spatial scale to produce ultraminiaturized biological sensors, biomedical tests and other ultraminiaturized devices. This ability addresses a fundamental requirement for the growth of the nanotechnology industry and overcomes some of the limitations of existing tools for surface encoding and modification at the ultramicro- and nanoscale. This powerful technology is formatted as a desktop system that is robust, modular, fully integrated, intuitive and easy to use. BioForce is one of the very few nanotechnology companies that has completed the product development cycle and is now focused on sales and marketing. This effort was supported by over $10 million in financing from various governmental agencies, Societe General Asset Management and other investors.

     In parallel with the development of the NanoArrayer(TM) System, BioForce has produced the patented ViriChip(TM) for multiplexed whole virus detection, and a prototype prostate specific antigen ("PSA") detection test using as few as four cells. BioForce can develop specialized chips for client-specific uses and/or BioForce's own direct sales. A number of external collaborations are also ongoing with, for example, Johns Hopkins Medical School (biosensors and single cell cancer studies), New Link Genetics (drug discovery) and ZS Genetics (high throughput gene sequencing and expression profiling). These collaborations illustrate how customers and partners can achieve new benefits using the breakthrough technology represented by the NanoArrayer(TM) System.

     Management believes that those companies that will enjoy early successes in nanotechnology will be those companies that create the fundamental tools and methodologies that enable future developments as the industry grows. In contrast to the expanding number of "nanotechnology" companies, many of which have no products on the horizon, BioForce has a history of product development and sales in the nanotechnology industry.

Technology Development

     The NanoArrayer(TM) System
     --------------------------

     BioForce's primary commercialization strategy is to sell the NanoArrayer(TM) System to a widely diversified group of users, including federal and academic scientific institutions and industrial organizations, such as biotechnology and pharmaceutical companies. The NanoArrayer(TM) System can be viewed as a desktop printer for molecules and materials. The NanoArrayer System uses proprietary consumable lines of microfabricated print cartridges (Surface Patterning Tools; SPT(TM)) and print substrates (Sindex(TM) Chips). Driven by the limitations of existing technologies, the requirement for academic, government and industrial researchers and product development teams to move to the ultramicro- and nanoscale will likely create a very attractive market for the NanoArrayer(TM) System.

     Successful adoption of the NanoArrayer(TM) System in the United States would likely open opportunities for the development of export markets. Following launch of the NanoArrayer(TM) in January 2005, BioForce has compiled a list of candidate customers, some of whom have requested formal price quotes and/or initiated fund raising activities for a purchase. List price per unit will likely start at around $125,000 and sales forecasts also include an ongoing requirement for consumable accessories for the NanoArrayer(TM) System.

     Other Future Technologies and Products
     --------------------------------------

BioForce anticipates parallel sales of NanoArrayer Systems and peripheral products. The latter includes:

     o   Consumable  and  AFM  Solutions  Products:   This  includes  BioForce's
         existing AFM Solutions (AFMS) product line, as well as customized Surface Patterning Tools (SPT(TM)) and chips (Sindex(TM))

     o ViriChip(TM) System: The ViriChip(TM) System is a proprietary ultramicroscale pathogen biosensor platform for detecting and identifying viruses. The ViriChip(TM) was developed using BioForce's patented NanoArrayer(TM) technology. BioForce will continue activities oriented toward establishing a license agreement with an existing diagnostics firm for commercialization of the ViriChip(TM) System for clinical and/or biodefense applications.

     o Custom NanoArrayer(TM)-enabled Services and Devices. BioForce will continue its activities geared toward developing contractual relationships for the production of NanoArrayer enabled chips and devices.

Nanotechnology Industry

     Nanotechnology is defined by the National Nanotechnology Initiative as "research and technology development at the atomic, molecular or macromolecular levels, in the length scale of approximately 1 to 100 nanometers." For comparative purposes, the diameter of a human hair is about 200,000 nanometers; the diameter of a hydrogen atom is about 1/10 of a nanometer.

     With the passage by Congress of the Nanotechnology Research and Development Act, authorizing $3.7 billion for nanotechnology development the US government acknowledged the importance of this new era. However, to achieve the long-term vision of nanotechnology, critical incremental steps must be taken in a practical manner. BioForce has developed the NanoArrayer(TM) System to enable the first steps toward the greater vision of nanotechnology. This point is made particularly clear in a recent article in Business Week:

     "So investors might keep in mind the old adage: In a gold rush, only the sellers of picks and axes are sure to profit. In the nano-rush, that would be the makers of microscopes and design software." (Beaming In On Nanogold by Adam Aston, Business Week v.122, June 27th 2005).

     BioForce is currently positioned to participate in two of the four market segments identified in a 2002 review by Punk, Ziegel & Company, which include:

     o   Instrumentation, Tools, Computer Simulation (NanoArrayer(TM))
     o   Life Sciences (ViriChip(TM), PSA on four cells, etc.)
     o   Materials (nanomaterials)
     o   Electronics/Information Technology and Optical Applications

Products

     NanoArrayer(TM) System
     ----------------------

     The  NanoArrayer(TM)  System  places  proteins  and  other  biological  and
non-biological   materials   onto  silicon   chips  and  other   surfaces   with
ultramicroscale spot sizes ranging from 15 microns to 1 micron and nanometer scale spatial precision. BioForce believes that the technology can be further refined to create sub-micron feature sizes when desirable. BioForce also believes that Ultraminiaturized arrays and patterns of up to 10-50 domains or more can be readily produced and subsequently used as test sites for biomolecular interactions with minimal spatial and sample requirements. The complete system includes the NanoArrayer(TM) (the "printer"), SPTs(TM), the "print cartridges" and Sindex(TM) Chips (the "paper"). The system is controlled by user-friendly software with a graphical interface that is designed to retain significant depth for power users while providing a rapid learning cycle for day-to-day users. The entire system is modular to facilitate field maintenance and minimize production time and expense. This unique and patented technology was recognized in 2004 through the receipt of a Red Herring magazine "Top 100 Innovators Award." (http://www.redherring.com/EventsRhfWinners.aspx).

     In many contexts the advantages of transitioning from the microscale to the ultramicroscale and, ultimately, the nanoscale for biomedical and life sciences applications are profound. These include the obvious advantages of increased throughput, portability, and integration with lab-on-a-chip devices. Perhaps less obvious, but no less important, is the reduction in amount of sample required, making possible a detailed and meaningful biomedical analysis on just a few cells. This capability creates the opportunity for the development of minimally invasive diagnostic tests (e.g., for cancer, diabetes, and other diseases). Finally, this new ability for the creation of ultraminiaturized tests and devices will spawn new, as yet undiscovered, ideas with value both within and outside of the life sciences.

     A pre-commercial NanoArrayer(TM) (prototype version III) has successfully undergone field-testing at UC Santa Cruz and Oak Ridge National Laboratory, and is currently undergoing extensive beta testing at Johns Hopkins University in Baltimore, MD. BioForce launched is fourth generation, first commercial version of the NanoArrayer(TM) System in January 2005. BioForce believes that the NanoArrayer(TM) could become the industry standard for ultramicroscale molecular printing, much like the ink jet printer is for home and industrial printing.

     ViriChip(TM) System
     -------------------

     BioForce's first commercial example of the NanoArrayer's(TM) manufacturing capability is the patented ViriChip(TM) System. This system represents a breakthrough in medical virology and in other fields where virus detection is important, including biodefense, agri-bio and environmental monitoring.

     The ViriChip(TM) System detects multiple viruses simultaneously on a single chip and requires a microliter or less of sample to do so. The system includes virus-specific ViriChipsTM and a rapid nondestructive reading technology, which is currently in development embodied in the NanoReaderTM. The ViriChip(TM) form factor is very malleable and the device may be formatted in numerous ways including, for example, a cartridge, dipstick or swab.

     A distinguishing feature of this methodology is that ViriChip can be "read" using Molecular Surface Profiling (MSP(TM)), which directly reports the presence or absence of viral particles. This technique, based on the technology of Atomic Force Microscopy (AFM) has yet to be fully exploited in the life sciences, and the ViriChip(TM) may be considered a "killer application" for AFM. MSP is a powerful, ultra-sensitive, label-free and non-destructive method for analyzing BioForce's nanoarray products. It is particularly well suited for ViriChip(TM) analysis because viruses fall into the size range "sweet spot" that is difficult or impossible to directly observe by optical methods, but ideal for MSP(TM) detection. Importantly, even after being "read" by MSP(TM), viruses remain bioactive and their genomes are amenable to polymerase chain reaction (PCR) amplification. It is noteworthy that the ViriChip(TM) is also compatible with conventional readout methods such as fluorescence (an indirect method of observation) or immunological approaches.

     BioForce has extensively laboratory tested ViriChip(TM). In some tests ViriChip(TM) was shown to be 3,000 times more sensitive than ELISA (Enzyme Linked ImmunoSorbant Assay; a widely used immunological detection method) and is effective in isolating viruses from environments that normally inhibit genome identification by the most widely used genomic test, the polymerase chain reaction (PCR). Interestingly, once a ViriChip(TM) analysis has been completed the sample amenable to PCR (due to the "cleansing" action of the ViriChip(TM) treatment and MSP's non-destructive characteristics). Studies conducted by BioForce have shown that the ViriChip(TM) can enhance PCR sensitivity 10,000-fold or more in certain cases and works under conditions where PCR totally fails (e.g., sputum, waste water). In contrast to ELISA (which detects proteins and protein fragments) and PCR (which detects genomic fragments), the ViriChip(TM) directly detects the infectious virus particles and permits subsequent cell culture of detected viruses due to its nondestructive nature. Thus, the ViriChip(TM) can be both a diagnostic and discovery platform, which is particularly timely in view of the recent SARS outbreak and anticipated avian flu pandemic. Finally, the ultraminiaturized nature of the ViriChip(TM) makes it amenable to a large number of physical formats, including virtually "invisible dust" for biodefense and/or covert biosensing. BioForce's business plan calls for developing a licensing agreement with an appropriate partner to develop the ViriChip(TM) into a commercial product.

Custom Nanoarrays and Applications Development

     A very attractive short-term opportunity for BioForce is the production of custom nanoarrays under license for a variety of potential clients, including research institutions, pharmaceutical companies, medical diagnostics companies, agrichemical firms and others. This custom manufacturing activity will offer a significant revenue generating opportunity and hopefully lead to the development of additional NanoArrayer(TM) applications.

     The use of protein biomarkers to detect and monitor disease is a strongly emerging area, and one that is targeted in BioForce's product development plan. BioForce has explored the use of the ultramicroarrays for analysis of small numbers of cancer cells and the protein biomarkers generated by them. The cancer biomarker project at BioForce was begun as an application for the NanoArrayerTM System to provide a unique assay structure that can handle extremely small sample volumes, such as those obtained by laser capture microdissection (LCM). To date, BioForce has reliably detected Prostate Specific Antigen and another protein biomarker from as few as 4 cells in culture and 100 cells isolated by LCM.

     BioForce's longer-term vision includes the following product development goals:

     o Integration of increasingly sophisticated microfluidics to facilitate high throughput testing in the nanoarray format.

     o Development of additional nanoarray tests and devices for the next generation of ultraminiaturized biomedical analysis and discovery (including "chip-on-a-tip," a patented technology).

     o Creation of novel printing tools that will facilitate delivery of materials in a highly parallel fashion with minimum crosstalk.

Consumable Printing and Patterning Tools

     BioForce has developed proprietary products to support the NanoArrayerTM System. Surface Patterning Tools (SPTTM) provide a pallet of print cartridge formats for customer selection. The SindexTM chips are index-etched printing surfaces that offer both the required surface chemistry as well as readily observed indexing features for easy location and relocation of arrays on the chip. These tools will also have utility in atomic force microscopy and other non-NanoArrayer(TM) applications, and add to the stand-alone AFMS business element at BioForce.

AFM Solutions ("AFMS")

BioForce currently markets a line of accessories for atomic force microscopists, including:

     o TipCleaner(TM), a CE certified device used for decontaminating AFM probes (the stylus that profiles the surface of a specimen) and other purposes.

     o Mica and Sindex(TM) (silicon) substrates, microparticles. o Specialized AFM probes.

     Sales of these products serve two important purposes:

     1. Generation of a small but profitable revenue stream, serving AFM customers. BioForce believes that, with minimal additional effort, significant growth of the AFM Solutions line is achievable.

     2. Creation of BioForce brand recognition and establishment of a direct pathway to customers for emerging products such as the NanoArrayer(TM) System and custom nanoarrays. The AFM Solutions sales and distribution network will provide an excellent source of research market intelligence as well as specific sales opportunities.

Intellectual Property and Patent Protection

     BioForce plans to aggressively defend and expand its intellectual property and technology by applying for patent and/or copyright protection. BioForce will continue to establish comprehensive intellectual property coverage in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities. BioForce also relies on trade secrets, common law trademark rights and trademark registrations, and will continue to protect its intellectual property via non-disclosure agreements, license agreements and limited information distribution.

     BioForce's IP estate has been designed to create a superior position as the market evolves over the next several years. BioForce is aware of the necessity of carving out a defined portion of IP space while minimizing the potential for conflict with existing patents. Its initial focus has been largely, though not exclusively, in the life sciences area.

      The technology covered in our intellectual property distinguishes it from competitors in several ways:

     o First, the NanoArrayer(TM) System is a unique and company-owned technology that allows direct printing of large molecular species and molecular complexes, including whole viruses, directly onto a variety of surfaces. The NanoArrayer(TM) is not an AFM nor does it use AFM-based lithographic methodology.

     o Second, BioForce has identified and pursued commercially lucrative protein chip and NanoArrayer(TM) applications that require relatively low spot density, thereby precluding overlap in areas of high-density oligonucleotide microarrays.

     o   Third,  BioForce  is  developing  a unique  method  of  non-destructive
         "reading"  of  samples,   based  on  Molecular  Surface   Profiling(TM)
         (MSP(TM)).

     o Fourth, Surface Patenting Tools (SPT(TM)) technology is company-owned and not related to AFM or other microcantilever-based sensing or imaging technology.

     BioForce owns six core patents or patents pending and several other surrounding patents. Multiple patent applications related to these are pending in several countries. BioForce is using significant efforts to establish a strong patent and technology barrier around its nanoarray technology in order to create a formidable obstacle to entry for competitors.

         Patent Estate

----------------------------------------------------------------------------------------------
                                     Core Patents and Patents Pending
----------------------------------------------------------------------------------------------
o    US Patent No. 6,573,369: Biomolecular Nanoarrays
----------------------------------------------------------------------------------------------
o    US Patent No. 6,897,015: Method for Detecting Pathogens (ViriChip(TM))
----------------------------------------------------------------------------------------------
o    US Patent No. 6,716,578: Method and Apparatus for Solid State Genome Mapping
----------------------------------------------------------------------------------------------
o    US Patent No. 5,763,768: Analytical Method Using Modified Scanning Probes (ISU license)
----------------------------------------------------------------------------------------------
o    US Patent No. 6,146,899:  Height Referencing Biochemical Cassette (ISU license)
----------------------------------------------------------------------------------------------
o    Patent Allowed:  NanoArrayer(TM) Instrumentation and Method of Use
----------------------------------------------------------------------------------------------
o    Patent Allowed:  Nanoscale Molecular Deposition
----------------------------------------------------------------------------------------------
o    Patent Pending:  Parallel Analysis of Molecular Interactions
----------------------------------------------------------------------------------------------
o    Patent Pending:  Method and Apparatus for Material Deposition (SPTs(TM))
----------------------------------------------------------------------------------------------
o    Patent Pending:  Method of Reading NanoArrays (MSP(TM))
----------------------------------------------------------------------------------------------
o    Patent Pending:  Method for Biodetection in Small Volumes (Chip on a Tip)
----------------------------------------------------------------------------------------------
o    Patent Pending:  Mass Spectrometry and AFM Combined
----------------------------------------------------------------------------------------------

Nanoarrays (US Pat. No. 6,573,369). This fundamental patent, issued in June 2003, claims arrays of biomolecular species at a scale of 1 micron(2) or less in area. There are few limitations to the types of material that can be deposited in arrays of this scale or the method of deposition. A key point is that BioForce focuses on low-density protein nanoarrays at present. Two divisional applications with claims to methods of making and using the arrays are currently pending.

ViriChip(TM) (US Patent No. 6,897,015). This application has allowed claims to methods that protect the ViriChip(TM) virus capture assay system. This virus detection approach is anticipated to set a new standard in ultramicron scale virus detection for medical diagnostics, biodefense and other applications.

Reading Nanoarrays by AFM (US Patent Pending and US Pat. No. 6,573,369). This pending patent application is designed to broaden BioForce's coverage of the use of AFM as a read-out tool for nanoarrays. In some instances, e.g., ViriChip(TM), the use of AFM (or the surface profiling method being developed by BioForce, MSP(TM)) is a key element of the process. Issuance of a patent with these methods claims could provide a significant barrier to competition, or, more likely, encourage competitors to enter into licensing discussions with BioForce.

Genome Mapping (US Patent No. 6,716,578). This patent, issued April 6, 2004, teaches a method for directly mapping genomes using atomic force microscopy. The method is based on using certain DNA binding entities to identify specific sequence elements in the genome. This approach circumvents tedious gel-based approaches and removes the need for "re-assembly and re-ordering" calculations since all of the genome fragments are immediately identified in their native locations in the DNA, and in the correct order.

NanoArrayer(TM) Instrumentation and Method of Use (US Patent Allowed). This pending patent application describes the NanoArrayer(TM), a dedicated instrument for creating nanoarrays. NanoArrayer(TM) is not an AFM. BioForce has constructed this instrument from first principles with the sole purpose of creating nanoarrays. Thus, unlike the multifaceted AFM, the NanoArrayer(TM) is focused on its dedicated task and we believe it will be the instrument of choice for creating nanoarray tests. The patent application describes operational modes of the device and various embodiments. A continuation in part (CIP) is pending that covers additional embodiments of the NanoArrayer.

Nanoscale Molecular Deposition (US Patent Allowed). This application covers a method for placing molecules or other nanoscale entities at specific locations on surfaces.

Method and Apparatus for Material Deposition (US Patent Pending). This patent application describes the construction and use of microfabricated devices (such as SPTs(TM)) for molecular deposition. These devices are the "print cartridges" of the NanoArrayer(TM) System and represent a significant consumable line of molecular printing products.

Trademarks

     We  have  several   trademarks   or  trademark   applications   pending  or
contemplated. These include:

BioForce Nanosciences(TM)   Smaller is Better(TM)    NanoArrayer(TM)   ViriChip(TM)
NanoReader(TM)              Chip-on-a-tip(TM)        TipCleaner(TM)    SPT(TM)
Sindex(TM)                  MSP(TM)                  NanoWare(TM)

Additional trademark applications will be filed as is appropriate.

Markets and Competition

     BioForce recognizes that the long-term market potential for the NanoArrayer(TM) is large, however it has a sales and marketing strategy that is designed to access specific sub-segments of these large markets to initiate is commercial activities. The long-term large markets are:

Microarrays - $2.6 billion: The total biochip market, including production and detection technologies and DNA/protein biochips, is estimated to reach $2.6 billion in 2006 (see http://www.marketreports.com/acatalog/protbioc.html). The protein biochip market segment is expected to reach $250 million in 2005 and is growing at an annual rate of 35%, driven by the drug discovery and epidemiological profiling work of pharma, medical universities and biotechnology companies. As a production technology, the NanoArrayerTM System will enable several market sub-segments within this large market, which include Lab-on-a-Chip, cell biology and protein array-based research and analysis.

Molecular Diagnostics - $1.5-2.5 billion: This market includes medical diagnostics. The in vitro medical diagnostic kit (MDK) market is estimated at $1.5-2.5 billion. BioForce has generated proof of principle, multiplexed prototype products for specific virus detection assays and cancer biomarker chip-based fluorescent assays with detection levels lower than current device capabilities and using significantly less biological material. To begin to access this market, BioForce is developing a strategy for licensing its ViriChipTM System with a market leader(s) in the MDK industry.

Molecular Detection - $4 billion: Cutting edge technologies are now employing nanofabrication and microfabrication to provide integrated sensor arrays, ultra-high sensitivities, ease of use, reliability and real-time measurements, which will increase the chemical sensor and biosensor market share, the size of the U.S. sensor manufacturers, and the movement of sensor technology into new markets. This will, in turn, create a combined market for chemical sensors and biosensors of over $4 billion by 2007. As biosensor devices are further miniaturized, it has become increasingly difficult to functionalize (coat) the small surfaces. Our early adopter beta sites have found the NanoArrayerTM System uniquely suitable for this purpose. Hence, BioForce is targeting biosensor developers as early customers for the NanoArrayer system.

Nanotechnology Instrumentation/Atomic Force Microscopy (AFM) - $1 billion: The nanotechnology instrument market is estimated at $1 billion (Punk & Ziegel). The AFM market represents an existing model for growth of nanotechnology instrumentation. There are an estimated 15,000 AFM devices in the field. The NanoArrayerTM molecular printing system creates chips and devices of a size scale that complements the detection and molecular analysis capabilities of AFM technology. BioForce is developing the NanoReader(TM) to illustrate the utility of AFM as a bio-readout device and initiate access to this market. BioForce is also exploring other complementary opportunities with other instrumentation such as the LCM.

----------------------------- ------------------- ----------------------- --------------------------------------------
Market Segment                  Market Size(3)        Competitors(2)                       Advantage
----------------------------- ------------------- ----------------------- --------------------------------------------
Microarrays(1)                   $2.6 billion     o    Affymetrix,        o    Unrestricted printing surface
                                                  o    BioRad                  requirements
----------------------------- ------------------- o    Perkin Elmer       o    Direct & rapid
Protein Biochips(1)              $250 million     o    Agilent                 protein printing
----------------------------- ------------------- o    NanoInk            o    Multiplexed printing
                                                                          o    Small volume of sample
                                                                          o    Single Cellanalysis
----------------------------- ------------------------------------------- --------------------------------------------
Molecular Diagnostics          $1.5-2.5 billion   o    Lab Corp           o    Reduced cost & time
                                                                          o    Non-destructive
                                                                          o    >1,000 more sensitive than ELISA
                                                  o    Quest Diagnostics  o    Multiplexed
----------------------------- ------------------- ----------------------- --------------------------------------------
                                  $4 billion      o    Lab Corp           o    Functionalized coating of
Molecular Detection                               o    Quest Diagnostics       miniaturized test surfaces
----------------------------- ------------------- ----------------------- --------------------------------------------
Nanotech. Instrumentation         $1 billion      o    Veeco              o    Pattern printing capabilities
                                                                          o    Printing domains 15 micron to <1
                                                                               micron
                                                                          o    Multiplexed printing
                                                                          o    Direct & rapid protein printing
                                                  o    Agilent            o    Low density, high volume chips
                                                  o    FEI                o    No dependence on outside patents or
                                                                               technologies
----------------------------- ------------------- ----------------------- --------------------------------------------
Atomic Force Microscopy          $10 million      o    Novascan           o    First to market
                                                                          o    International reach
(Specialized Products)                                                    o    CE market
                              (Company Estimate)                          o    Full product line
----------------------------- ------------------- ----------------------- --------------------------------------------

 (1) Non-life science markets are not included in the forecast.
 (2) Competitors may also be viewed as "big brother" partners and/or acquirers.
 (3) Punk and Zeigel and other sources.

     Sales and Marketing Launch Strategy for NanoArrayer(TM) System
     --------------------------------------------------------------

     For 2006, BioForce's sales and marketing efforts for the NanoArrayer(TM) System will focus on customers in the research segment of a broad spectrum of industries and academia. Within the research segment, BioForce has identified unique market enabling features and key advantages that the NanoArrayer(TM) system provides over the current market leaders. Direct selling efforts will be carried out through exhibits and presentations at trade shows and scientific meetings in the United States, as well as through networks built up through existing product sales and distributor relationships. The sales and marketing team will work closely with the research and applications development group in demonstrating the NanoArrayer(TM) System's ability to meet specific customer needs. Scientific publications and testimonials by third-party field trials will complement these efforts. The foundations of a network of international distributors has been established in 2005 and will be further developed as BioForce moves forward.

     Commercial and Institutional Collaborations
     -------------------------------------------

     BioForce maintains a vigorous collaboration and partnering program that is focused on developing academic research contracts and business alliances designed to generate sales as well as create new product applications and market opportunities. Current key collaborations include:

SomaLogic Inc.: Several Phases of this project have been completed. The overriding goal is to evaluate the compatibility of the NanoArrayer(TM) as a means to produce SomaLogic's health diagnostic chips.

NewLink Genetics Inc.: NewLink Genetics is a drug discovery company based in Ames, Iowa. It has two drugs in Phase II clinical studies and expects to have eight drugs in Phase II and Phase III clinical studies in 18 months. NewLink focuses on cancer treatment and is seeking a novel technology platform for its drug discovery activities. A pilot project contract has been signed and patent licensing and project design activities are ongoing.

Axela Biosensors Inc.: Collaboration is currently underway to determine the compatibility of the NanoArrayer(TM) System with Axela's microfluidic and photonic biosensor technology.

Johns Hopkins University: Field trials in the areas of biosensors and single cell cancer biology are underway at JHU with the NanoArrayer(TM) System and are planned to extend well into 2006. JHU is using the unique attributes of the NanoArrayer(TM) System to develop novel applications and devices in these areas.

Drexel University Nanotechnology Institute: Discussions are ongoing regarding placement of a NanoArrayer(TM) System at the Nanotechnology Institute for a variety of research uses.

     Several additional discussions are ongoing with potential customers and/or partners for the development of NanoArrayer enabled applications as well as the development of business relationships that will create synergy and accelerate NanoArrayer(TM) sales.

Future Strategy

     BioForce has developed a commercialization strategy that, while recognizing the breadth of the downstream opportunities for the NanoArrayer(TM) in materials and microelectronics applications, has initially focused on the life sciences. Unlike most nanotech approaches, which will take years to materialize in the form of practical, commercial products, BioForce's NanoArrayer(TM) technology has been reduced to practice, successfully field tested and commercially launched in 2005.

     BioForce's growth strategy through 2006-2007 is based on the initial marketing of the NanoArrayer(TM) System to academic/government, research and specialty laboratory customers, licensing and/or co-development of the ViriChip(TM) System, and moderate growth of existing smaller product lines and projects.

Specific growth strategy priorities for 2006-2007 include:

     o Sale or leasing (through third-party vendors) of the NanoArrayer(TM) System to a widely diversified group of users, such as federal and academic institutions and industrial organizations, including biotechnology and health-care companies. BioForce will endeavor to sell or lease the NanoArrayer(TM) System for research and product development purposes.

     o Exploring licensing opportunities for ViriChip(TM) with an appropriate diagnostics partner.

     o Sale of AFM Solutions products (e.g., TipCleaner(TM)), specialty consumable products (e.g., SPT(TM), Sindex(TM) Chips) and establishment of contract custom array projects.

Longer-term (2007 onward) growth is anticipated through:

     o Product sales in Canada, Europe, Japan, China and other industrialized countries.

     o   Sales in life sciences segments not currently targeted by BioForce.

     o Revenue generation from licensing and collaborations outside of the life sciences.

     o   Introduction of new products through BioForce's internal R&D pipeline.

Manufacturing and Quality Assurance

     For 2006, production and quality assurance of finished NanoArrayer(TM) Shares will be carried out entirely in house. Staffing plans are in place for both manufacturing and QA functions. BioForce's management believes that it has adequate production capacity for up to 100 Shares, which should suffice for 2006 and into 2007. Production of 100+ Shares will require additional physical facilities or arrangements.

     Surface Patterning Tools (SPT(TM)) and Sindex(TM) Chips are currently fabricated by BioForce personnel at an off-site microfabrication facility (University of Minnesota). BioForce has established a contractual arrangement for access to the facility by its personnel. This arrangement is adequate for 2006 and due to the standardized nature of SPTs once designs are finalized, their production can be readily outsourced to any number of commercial microfabrication facilities as necessary.

     BioForce will continue to manufacture TipCleaner(TM) and other AFMS products in-house for the foreseeable future.

--------------------------------------------------------------------------------
            Development Plan: Projected Key Milestones for 2005-2006
   Year                        Milestone
------------ -------------------------------------------------------------------
2005         o    Launch of the NanoArrayer(TM) System (Q1)
             o    Acquisition of additional facilities (Q1)
             o    Begin to  investigate  licensing/co-development  opportunities for the ViriChip(TM) System (Q3)
             o    Launch of custom nanoarray program o Acquisition of additional management, production, sales & marketing and research staff
------------ -------------------------------------------------------------------
2006         o    Commencement   of   international   sales   efforts   for  the
                  NanoArrayer(TM) System
             o    Acquisition  of  additional  management,  production,  sales &
                  marketing and research staff
             o    Expansion of Board of Directors and Scientific Advisory Board
             o    Continue NanoReader development
             o    Commence NanoArrayer HT (High Throughput) development program
             o    Investigate NanoArrayer licensing opportunities
------------ -------------------------------------------------------------------
2007         o    Continue  NanoArrayer(TM)  HT and  NanoReader  programs - seek partners
             o    Finalize NanoArrayer licensing opportunities
------------ -------------------------------------------------------------------

Facilities

     BioForce operates within custom-designed 6,000 sq. ft. office, laboratory and production facilities in Aspen Business Park, Ames, Iowa. These facilities provide dedicated pilot production space for the NanoArrayer(TM) System, TipCleaner(TM) and other non-microfabricated products. Facilities are adequate to meet 2006 production needs.

Additional space and equipment will be required within 12 months, to accommodate the expected growth in sales of BioForce's principal products. Management is currently investigating two alternatives:

a) An expansion of BioForce's current manufacturing capacity, either in Ames, or at a second location, and

b) Establishment of OEM production/sales relationships for some or all of BioForce's products.

Employees

     BioForce presently has 10 full time employees and 2 consultants, but anticipates adding employees, including a chief operating officer, following the closing of the acquisition and the realization of funds from this offering. BioForce's employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future. It is believed that BioForce's relationship with its employees is good.

Litigation

     Neither SRVI nor any of our property is presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions against us are contemplated or threatened.

     BioForce has received verbal notification that NanoInk, Inc. intends to file an interference action with respect to US Patent 6,573,369. BioForce met with NanoInk personnel in Chicago to attempt to better understand their position and find a solution that benefits both companies. BioForce met a second time with NanoInk at the Des Moines Airport in a second attempt to find a business solution. NanoInk alleges that it owns this technology and has proposed that BioForce assign to NanoInk all of its IP portfolio and pay a $12,000 per year license fee for the right to practice DPN (NanoInk's technology) at a spatial scale of 5 microns or bigger spot size. BioForce believes that this is not an equitable solution and rejected the proposal. BioForce has received notification dated November 30, 2005 that NanoInk has requested a re-examination of US Patent 6,573,369 in light of NanoInk's intellectual property. The same notification indicated that an interference action had been filed earlier. Management of BioForce has indicted that it is too early to speculate on a possible outcome or whether a negative result against BioForce would have a negative impact on its business.

BioForce Nanosciences, Inc. Incentive Compensation Plan

     In connection with the acquisition of BioForce, we have adopted an incentive compensation plan to be put into effect at the effective time of the merger. The plan has been unanimously approved by our board of directors and by the written consent of stockholders holding a majority of our outstanding common shares. The purpose of the plan is to encourage and enable key employees to remain with and devote their best efforts to the business of our company, thereby advancing the interests of our stockholders. Accordingly, we may award bonuses in the form of our common stock subject to certain restrictions set forth in the plan. Our key employees, directors and offices will be eligible to receive awards under the plan.

     The plan provides that an aggregate of 5.0 million shares of our common stock is to be reserved for issuance under the terms of the plan. The committee overseeing the plan, designated by the board of directors, will have the authority to award bonuses, at its sole discretion, in the form of common stock to persons eligible to receive awards. Shares of our common stock issued under the plan will be deemed restricted securities. All stock awarded under the plan will also be subject to such additional restrictions, terms and conditions, if any, as may be determined by the committee. Any certificate or certificates representing shares of issued under the plan will bear an appropriate restrictive legend. The committee may also require that certificates representing stock awards be deposited by the recipient with the company or an escrow agent until the restrictions thereon have lapsed or have been removed.

                                                    MANAGEMENT

Prior to the closing of the acquisition of BioForce, our board of directors will be comprised as follows:

         Name                            Age      Position
         ----                            ---      --------
         Edward F. Cowle                  49      President, CEO and Director
         Amber Wornica                    21      Vice President and Director
         Nancy Ah Chong                   37      Secretary and Director
--------------------

              The business experience of each of the persons listed above during the past five years is as follows:

     Edward F. Cowle. Mr. Cowle was named a director and President of our company in December 2005 following the resignation of Geoff Williams. Mr. Cowle has been self employed in financial public relations from 1994 to the present, assisting public companies with financial and investment banking activities. From 2000 to December 2003, Mr. Cowle served as a director of Laser Technology, Inc., a public company listed on the American Stock Exchange that designs, manufactures and markets of pulse laser measuring instruments and systems. Mr. Cowle was a principal of LTI Acquisition Corp., a stockholder group that took Laser Technology private in December 2003. From 1992 to 1994, Mr. Cowle was a Senior Vice President -- Investments with Paine Webber in New York City and from 1991 to 1992, he was a Registered Representative with Bear Stearns & Company, also in New York City. Mr. Cowle graduated from Fairleigh Dickinson University in Madison, New Jersey in 1978 with a B.A. Degree in English, American Studies. Mr. Cowle also attended Vermont Law School in South Royalton, Vermont from 1978 to 1979. Mr. Cowle is a principal stockholder of LTI Acquisition.

     Amber Wornica. Ms. Wornica became a director and Vice President in August 2005. Since August 2005 she has have been a secretary with Williams Investment Company and for American Natural Technology Sciences, a distributor of Mitigator products. From July 2004 to August 2005 Ms. Wornica was a NuSkin Jazz Dancer, for the Utah Jazz, that performed at Jazz basketball games. Also during 2004, she worked as a receptionist and assistant to the manger for Certified Properties, a real estate management company in St. George, Utah. Mr. Wornica graduated from Salt Lake Community College in August 2004 with an Associates in Science Degree.

     Nancy Ah Chong. Mrs. Ah Chong has been a director and Secretary of the SRVI since September 2004. From August 2004 to the present, she has been an office manager for Williams Investment Company, a Salt Lake City, Utah financial consulting firm involved in facilitating mergers, acquisitions, business consolidations and financings. Previously, Mrs. Ah Chong was an administrative assistant for Forsgren Associates in Salt Lake City from March 2004 to August 2004. She has also worked as a customer service representative for Overstock.com from November 2003 to January 2004 and O'Currance from February 2001 to November 2003, and as a marketing and travel coordinator for MGIS from February 2000 to August 2001. From August 1991 to December 1999, Mrs. Ah Chong was with Barrick Goldstrike Mines, Inc. in Elko, Nevada, first as an exploration draftsperson and then an administrative assistant. Mrs. Ah Chong attended and graduated from the Omaha Institute of Art and Design in Omaha, Nebraska.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors, except pursuant to the acquisition of BioForce. We have not compensated our directors for service on the board of directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee of the board. Officers are appointed annually by the board and each executive officer serves at the discretion of the board. We do not have any standing committees.

     No director, officer, affiliate or promoter has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

     At the effective time of the merger, our directors and executive officers will resign and, in accordance with the provisions of the acquisition, BioForce will appoint three new directors to serve on the board of directors. We currently anticipate that the following persons will serve as directors and executive officers. Following the closing of the acquisition, the new board will meet and make more definite appointments for executive offices.

         Name                           Age          Position
         ----                           ---          --------
         Eric Henderson, Ph.D.          49           CEO and Director
         Jean-Jacques Sunier            44           Director
         Larry Gold, Ph.D.              60           Director
---------------------------

     The business experience of each of the persons listed above during the past five years is as follows:

     Eric Henderson, Ph.D. Dr. Henderson founded BioForce Nanosciences while serving as Professor of Genetics, Development and Cell Biology at Iowa State University in Ames, Iowa. He is an internationally recognized scientist with a strong track record of attracting SBIR grants. He was one of the first to integrate atomic force microscopy with bionanotechnological research and has pioneered the development of many AFM applications in the life sciences applications. His work has appeared in over 90 publications including the cover of "Science" magazine and numerous other peer reviewed journals. Dr. Henderson has served as Chief Science Officer, Chief Executive Officer, Chairman of the Board and Secretary since inception of BioForce.

     Jean-Jacques Sunier. Mr. Sunier has extensive experience as a portfolio manager and equity analyst in the biotechnology, medical devices and semiconductor sectors. A dual U.S./Swiss citizen, Mr. Sunier began his career in the securities and private banking business, and has held positions at Arnhold and S. Bleichroeder in New York and Pictet & Cie in Geneva, where he was a founder of the Pictet Biotech Fund.

     Larry Gold, Ph.D. Dr. Gold, who joined the Board in 2005, is CEO and Chairman of the Board of SomaLogic, Inc. of Boulder, Colorado. Dr. Gold is an internationally recognized scientist and company founder, with multiple patents and publications to his name. Dr. Gold founded Synergen, Inc. in 1981, and NeXstar Pharmaceuticals Inc. a number of years later, prior to assuming his current position at SomaLogic. Dr. Gold has a fundamental understanding of the requirements for success in biobusiness, including both financing and technology commercialization.

Key Personnel

     Curtis Mosher, Ph.D. Dr. Mosher is the VP of R&D at BioForce and a Co-founder of the company. He was a student of Eric Henderson at Iowa State University and has been instrumental in virtually all aspects of product research and development at BioForce.

     Michael Lynch. Mr. Lynch was a student of Eric Henderson at Iowa State University and has played scientific, technical and business roles during the evolution of BioForce. He is a uniquely talented individual who is currently the Product Manager for the NanoArrayer(TM) system.

     Saju   Nettikadan,   Ph.D.   Dr.   Nettikadan   oversees  all   contractual
relationships as the Director of Research and Application Development.

     Juntao Xu, Ph.D. Dr. Xu is an expert in microfabrication and is responsible for the SPT(TM) product line R&D.

     Asrun Kristmundsdottir, MS. Ms. Kristmundsdottir is a highly talented individual with both scientific (genetics) and administrative acumen. She has undertaken several roles at BioForce over the years. Her current position is Human Resources Manager and she also supports the Financial Administration aspects of the company.

     In addition to the above personnel, BioForce has reached an understanding with Kerry Frey whereby Mr. Frey will become Chief Operating Officer of BioForce upon the closing of our acquisition and may be appointed to the board of directors. As part of Mr. Frey's compensation, he will receive BioForce stock purchase options that, upon completion of our acquisition of BioForce, will be exercisable into 358,278 shares of our common stock (post-split) at the price of $1.50 per share. The options will vest over a three-year period at the rate of one-third on each anniversary of issuance.

     Mr. Frey is an experienced senior executive with over 30 years of broad-based management and operational experience in the medical device, pharmaceutical and healthcare industries. He also has experience in developing and implementing innovative and profitable new products, programs, and services. Mr. Frey formerly served as President of Medisys Technologies, Inc., a medical device company, and other healthcare industry companies. He also served as Vice President of Sales and Marketing for Hospital Services at Johnson & Johnson. Mr. Frey earned a Bachelor of Arts degree and attended law school, completed numerous executive development programs at Duke, Wharton and Arizona State, and has served on many boards and advisory panels.

     BioForce also intends to appoint to the new board of directors Guenter H. Jaensche, Ph.D. Dr. Jaensche was Chairman and CEO of Siemens Corporate Research and Support, Inc. He has served in the capacity of Executive Director at Siemens AG as head of all financial aspects of worldwide R&D and head of worldwide budgeting and accounting. Dr. Jaensche has also served as Chairman and CEO of Pacesetter, Inc. (a St. Jude Company) and Siemens Pacesetter, Inc. He currently holds several positions including Chairman of the Board of Biophan Technologies, Inc. and director of MRV Communications, both public companies, director of several privately held companies and President of Jaensch Enterprises, Inc., a management consulting firm.

                             PRINCIPAL STOCKHOLDERS

     The following table provides information as of December 20, 2005, prior to the closing of the BioForce acquisition and without taking into consideration any Shares of issued hereunder, regarding beneficial ownership of our common stock by each director, each named executive officer, each person known to own beneficially more than 5% of our common stock and all executive officers and directors as a group. Beneficial ownership is determined based on the rules and regulations of the SEC. Each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder's name. Share amounts and percentages are based on 1,999,975 shares outstanding as of the date of this Memorandum and do not take into effect the 2 shares for 1 share forward stock split or the shares to be issued pursuant to the acquisition of BioForce.

Name and Address                            Amount and Nature of      Percent
of Beneficial Owner                         Beneficial Ownership     of Class
--------------------                        --------------------     --------
Edward F. Cowle *                                 425,403             21.3 %
   70 Garth Road
   Scarsdale, NY 10583
H. Deworth Williams                               425,402             21.3 %
   19 East 200 South, Suite 1080
   Salt Lake City, UT 84111
Harvey Kaye                                       636,541             31.8 %
   190 NW Spanish River Blvd., Ste. 101
   Boca Raton, FL 33431
Robert P. Carter III, UIT Robert P. Carter Jr.    214,264             10.7 %

All directors and officers                        425,403            21.3  %
   a group (3 persons)
--------------------------------
 *Director and/or executive officer

     Following the closing of the BioForce acquisition and issuance of shares thereunder, the holdings of our directors, executive officers and 5% owners will be as set forth in the following table. The address of each person listed below, unless otherwise indicated, is c/o BioForce Nanosciences, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010. All share amounts and percentages have been adjusted to reflect the 2 shares for 1 share forward stock split and the issuance of 16 million shares for the BioForce acquisition. The number of shares outstanding will be approximately 19,999,950 shares prior to the issuance of 4 million shares pursuant to this offering, assuming the maximum is sold.


Name and Address                    Amount and Nature of               Percentage  Ownership(1)
of Beneficial Owner                 Beneficial Ownership               Before Offering  After Offering
-------------------                  --------------------              ---------------  --------------
       5% Beneficial Owners:
       ---------------------
Societe Generale Asset Management (3)        6,480,000(2)                32.4 %            27.0 %
Harvey Kaye                                  1,273,082                    6.4 %             5.3 %
   190 NW Spanish River Blvd., Ste. 101
   Boca Raton, FL 33431

       Directors and Executive Officers:
       ---------------------------------
Eric Henderson, Ph.D.                        3,696,000(2)                18.5 %            15.4 %
Jean-Jacques Sunier                             28,800(2)                 0.1 %             0.1 %
Larry Gold, Ph.D.                               28,800(2)                 0.1 %             0.1 %

All directors and executive officers            3,753,600                18.8 %            15.6 %
  as a group (3 persons)
-----------------------------

     (1) Percentage ownership is based on 19,999,950 shares outstanding before the offering and 23,999,950 shares after the offering, assuming all the offered Shares are sold.
     (2) These share amounts represent the approximate number of shares to be issued to each respective individual following the closing of the BioForce acquisition.
     (3) Societe Generale is a French bank that has an investment subsidiary, SG Asset Management, which manages SG Alternative Investments that has previously invested in BioForce.

                          DESCRIPTION OF CAPITAL STOCK

     We currently have an authorized capitalization of 100 million shares of common stock, par value $0.001 per share. Upon completion of the BioForce acquisition and filing of the amended certificate of incorporation, we will add to our authorized capitalization 10 million shares of preferred stock, par value $0.001 per share.

Forward Stock Split

     The merger agreement with BioForce provides that prior to the closing, we will effect a forward stock split of our issued and outstanding shares of common stock on a 2 shares for 1 share basis. As a result of the stock split, the number of shares of our common stock outstanding will increase to 3,999,975 shares, but will not affect any stockholder's proportionate interest in SRVI prior to the closing of the transaction. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be increased, our additional paid-in capital will be decreased by a corresponding amount. Therefore, the forward split will not affect our total stockholders' equity.

     The forward stock split has been unanimously approved by our board of directors and is expected to be effected immediately before the closing of the BioForce acquisition, on or about January 30, 2006. We believe that the forward stock split is advisable because it will increase the number of total shares that are eligible to be traded in the public market. We further believe that the additional shares in the trading market will increase liquidity and result in a more orderly market for our shares.

     In addition to the 3,999,975 shares outstanding after the split, we will issue 16 million shares pursuant to the merger agreement, resulting in approximately 20 million common shares outstanding. Following the increase of our authorized capitalization, we will have the corporate authority to issue nearly an additional 80 million shares of authorized but unissued common stock. Of the unissued common stock, 5 million shares will be reserved for the incentive compensation plan, 2,537,565 shares will be reserved for issuance upon exercise of certain BioForce options and warrants currently outstanding, and up to 4 million shares reserved for issuance pursuant to this offering. The remaining authorized and unissued shares, including 10 million shares of preferred stock, may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.

Common Stock

     All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to:

     o one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
     o to participate equally and to receive any and all such dividends as may be declared by the board of directors; and
     o to participate pro rata in any distribution of assets available for distribution upon our liquidation.

     Common stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Preferred Stock

     The amended certificate of incorporation will provide that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

     Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a "poison pill."

     The flexibility granted to the board in specifying the rights and preferences of various series of preferred stock could similarly be used in designing classes of preferred stock that could act as an effective deterrent or defensive tool in a takeover situation. One such tool might be the creation of voting and other impediments which might frustrate persons attempting to gain control of our company. Such uses of authorized and unissued stock might make any takeover attempt more difficult and could deprive stockholders of the ability to realize above present market premiums, which often accompany such takeover attempts. There are currently no shares of preferred stock outstanding and we do not have any present intention of issuing any such shares in the immediate futures.

Indemnification Matters

     As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

     We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

     The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

     o   a director, officer, employee or agent of the corporation,

     o or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Transfer Agent

     We have designated Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, as our transfer agent.

                              TERMS OF THE OFFERING

Plan of Distribution

     The 4 million shares offered hereby will be sold on a "best efforts," 1,666,667 shares minimum / 4 million shares maximum basis at an offering price of $1.50 per share. The Shares offered hereby reflect the two shares for one share forward stock split of our common stock to be effected on or about January 30, 2006.

     A minimum subscription of 25,000 shares has been established, but we have the discretion to waive such minimum purchase. The offering will extend for a period of 180 days from the date hereof unless extended for an additional 60 days. All proceeds from the sale of the Shares will be paid into escrow with Leonard E. Neilson, Attorney at Law, located in Salt Lake City, Utah. All invested funds will be held in escrow until the minimum offering amount of $2.5 million is realized, our acquisition of BioForce is finalized and all requisite filings have been made to effect the close of the transaction. We reserve the right to reject any subscription in whole or in part.

     The Shares are being offered hereby without registration under the Securities Act by reason of the exemption afforded by Sections 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. We will sell the Shares only to investors who are accredited investors as that term is defined in Rule 501 of Regulation D. We reserve the right to condition issuance of the Shares offered hereby upon compliance with any requirement of any laws applicable to the sale of such Shares.

     The Shares offered hereby are deemed to be restricted securities as defined by Rule 144 under the Securities Act. Accordingly, the Shares are subject to restrictions on transfer and may be sold, assigned, transferred or otherwise disposed of by a holder only if subsequently registered or if federal and other exemptions from registration are available and an opinion of legal counsel to that effect is obtained. An investment in the Shares is suitable only for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity with respect to their investment.

     We will be responsible for paying all legal and accounting fees and expenses incurred in connection with the offering including preparation of this Memorandum, applications and other documents filed with any agencies, together with all required filing fees. We anticipate that most of these expenses will be paid from the proceeds of this offering.

     Although we may offer the Shares directly to prospective investors, we reserve the right to enter into agreements with sales agents and/or broker-dealers to assist in offering the Shares. In such event, we may pay to such persons a sales commission consisting of a cash commission of 7% of the gross proceeds of the sales plus 5% in the form of common stock purchase warrants. Such warrants will be exercisable immediately and for a period of 5 years at $1.50 per share. All warrants will expire 5 years from the date of issuance. The shares of common stock underlying the warrants will include limited "piggy-back" registration rights. No commission may be paid to anyone that does not hold the appropriate securities or sales agent license.

     Also, we may enter into arrangements with persons that act solely as finders in the introduction to us of prospective investors who ultimately purchase Shares offered hereby. Any finder must act exclusively as an intermediary in introducing the prospective investor to us and cannot participate in negotiating or effecting the sale of any Shares. A finder who introduces a prospective purchaser that ultimately buys Shares, will be entitled to a finder's fee equivalent to the above compensation paid to a broker-dealer,

     In addition to this offering Memorandum and the subscription agreement, we will, upon request, provide prospective investors with additional information concerning our business and this offering. No additional sales material has been authorized to be used in connection with the offer and sale of the Shares described herein.

Subscription and Payment for Shares

     Each investor purchasing Shares will be required to complete and execute a Subscription Agreement and a Confidential Prospective Purchaser Questionnaire. Each person must also demonstrate that the investor is an accredited investor and will be required to make a number of representations and warranties in the Subscription Agreement, including:

     o the investor is acquiring the Shares for investment solely for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof;

     o the investor will not transfer any Shares unless such transfer complies with the provisions of the Subscription Agreement, that the investor can afford to bear the risk of holding the Shares for an indefinite period of time and can afford to suffer a complete loss of his or her investment in the Shares;

     o the investor understands and is aware of all risk factors related to the purchase of the Shares, that his or her knowledge and experience in financial and business matters are such that he or she is capable of evaluating the merits and risks of an investment in the Shares: and

     o that the investor understands that (i) the Shares are a speculative investment which involves a high degree of risk, (ii) there are substantial restrictions on the transferability of the Shares and underlying securities, and (iii) there will be no public market for the Shares and, accordingly, it may not be possible for the investor to liquidate his or her investment in case of emergency, if at all.

Investor Suitability Standards

     Purchase of Shares offered hereby is appropriate only for investors who have no need for liquidity in their investments and who have adequate means of providing for their current needs and contingencies, even if such investment results in a total loss. Accordingly, this offering is being made and the Shares will only be sold to accredited investors as defined by the Securities Act. Investment in the Shares involves a high degree of financial risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investors capable of evaluating the merits and risks of a proposed investment in the Shares.

     All Shares sold will be subject to such restrictions so as to preclude a distribution that would require a registration under the Securities Act. Sale of the Shares is not being registered under the Securities Act and is being made in reliance upon an exemption from registration with the SEC provided by Sections 4(2) and/or Rule 506 of the Securities Act. The Shares offered hereby including the underlying securities are deemed "restricted securities" as defined under the Securities Act and may not be resold or otherwise disposed of unless a registration statement covering disposition of such securities is then in effect, or an exemption from such registration is available.

     Accredited investors must so certify as to their accredited status and represent that the sale/purchase is exempt from the registration requirements of the Securities Act. Shares will be offered and sold only to persons who make the representations and warranties contained in the Subscription Agreement. In certain states, there may be suitability requirements more restrictive than those applicable to investors elsewhere. To the extent permitted by applicable law, suitability standards set forth herein may be altered or waived as to any particular investor or investors without notice.

     In addition to meeting the foregoing suitability standards and guidelines established by us, prospective purchasers should consider all of the adverse consequences of purchasing the Shares, including the fact that the Shares have substantial restrictions on their transfer.

Rule 144

     In general, Rule 144 as currently in effect, provides that a holder of "restricted securities" may sell such securities in reliance upon Rule 144 without restriction if

     o the holder is deemed not to be an "affiliate" (as such term is defined under Rule 144) of the issuer at the time of sale and has not been an affiliate during the three months preceding the sale, and

     o a period of at least two years has elapsed since the date the securities were acquired from the issuer or from an affiliate.

     As used in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer, and generally includes any person who is an officer or director of the issuer or the beneficial owner of 10% or more of the voting securities of the issuer.

     Further, after a period of one year has elapsed since the restricted securities were acquired from the issuer or an affiliate, any holder (including an affiliate) may sell under Rule 144 provided that the issuer shall have available adequate current public information with respect its business and financial condition. Such current information shall be deemed to be available only if either of the following conditions is met:

     o The issuer has filed a registration statement and has been subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for a period of at least 90 days immediately preceding the sale of the restricted securities, and has filed all reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the Issuer was required to file such reports); or

     o if the issuer is not subject to the reporting requirements of or the Exchange Act, it shall have available the information concerning the issuer specified in paragraphs (a)(5)(i) to (xiv), inclusive and paragraph (a)(5)(xvi) of Rule 15c2-11 under the Exchange Act.

     Upon satisfaction of the one-year holding period and current information / periodic reporting requirements, a holder would be generally entitled to sell, within any three-month period, an amount of shares of the issuer's common stock that does not exceed the greater of 1% of the shares outstanding, or the average weekly trading volume in the issuer's common stock during the four calendar weeks preceding such sale. The restricted securities must be sold in "brokers" transactions' within the meaning of Rule 144 or in transactions directly with a "market maker" as that term is defined in the Exchange Act. Also, the person selling the securities may not solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction. Further, the selling person may not make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities. Sales under Rule 144 are also subject to certain notice requirements.

How to Subscribe

     Prospective investors intending to subscribe for Shares should complete and execute the attached Subscription Agreement and Confidential Prospective Purchaser Questionnaire and send, together with a check for the amount of the Shares purchased, payable to "Leonard E. Neilson Trust Account III," to Silver River Ventures, Inc., Attn: Nancy Ah Chong, 19 East 200 South, Suite 1080, Salt Lake City, Utah 84111, After the minimum amount of $2.5 million is raised and the escrow satisfied, checks are to be made payable to "BioForce Nanosciences Holdings, Inc."

     By its terms, execution of the Subscription Agreement constitutes a binding offer to subscribe for and to purchase Shares in our company and may not be withdrawn. Subject to our right to reject subscriptions, each investor shall become a stockholder upon execution of the Subscription Agreement and other relevant documents, payment for the Shares, and completion of the acquisition of BioForce. We may, in our sole discretion, waive strict compliance with the foregoing procedures with respect to any subscription.

Limited Registration Rights

     Purchasers of Shares offered pursuant to this offering may be entitled to limited registration rights. Accordingly, we may within 6 months from the date of this Memorandum, file a registration statement under the Securities Act for the public sale or resale of shares of our common stock. Purchasers of Shares offered hereunder will have the limited right to include, or "piggyback" their common shares acquired pursuant to this offering in the registration statement. Importantly, any investment banker and/or underwriter that we may engage in connection with the registration statement and public offering may, in its discretion, severely restrict or completely negate the ability of purchasers hereunder to include their shares in any such registration statement and public offering. Thus, the right to piggyback shares into a registration statement will be subject to and contingent upon approval by such investment banker and/or underwriter.

     We will also include in any registration statement shares of certain other persons, including current BioForce stockholders who will receive SRVI shares pursuant to the acquisition and certain current holders of SRVI restricted common stock. These stockholders will be subject to certain limitations on the amounts to be registered and to certain lock-up and leak-out agreements.

                              FINANCIAL STATEMENTS

     The audited financial statements of SRVI provided as exhibits to this Memorandum are included in the Form 10-KSB for the years ended December 31, 2003 and 2004, have been examined to the extent indicated in their reports by HJ & Associates, LLC, independent certified public accountants. The financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to Regulation S-B as promulgated by the SEC. Unaudited financial statements included in the Form 10-QSB for the nine-month period ended September 30, 2005 have been prepared by us.

     Effective October 20, 2005, HJ & Associates, LLC resigned as our independent certifying accountants and the termination of our relationship with HJ was unanimously accepted by our board of directors on that date. Also on October 20, 2005, our board of directors unanimously approved a resolution to engage Moore & Associates, Chartered, Certified Public Accountants, to become our new independent certifying accountants.

                                              SUBSCRIPTION AGREEMENT


Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

     Re:  Proposed Offering of Common Stock of Silver River Ventures, Inc.
          ("SRVI")
          ----------------------------------------------------------------------

Gentlemen:

         The Undersigned hereby subscribes for and agrees to purchase the number of shares of SRVI Common Stock (the "Shares") indicated below.

         This subscription may be rejected by SRVI or BioForce Nanosciences, Inc., to be acquired by SRVI, at any time in their discretion. I understand that SRVI will advise me as soon as practicable if my subscription has not been accepted or the offering of Shares is withdrawn. If rejected, or if the offering of Shares is withdrawn, all amounts delivered by me in payment for any Shares will be promptly returned to me and this Subscription Agreement shall have no further force or effect. If my subscription is rejected, I agree to return to SRVI any documents it has provided to me at my request for the purpose of evaluating this offering. If my subscription is accepted, SRVI will promptly provide me with certificates representing my Shares. (In the event this subscription is on behalf of an entity, all references in this Subscription Agreement to "I", "me", and "my" shall refer to such entity.)

     1.  Representations and Warranties of Subscriber.
         ---------------------------------------------

         As an inducement to SRVI to sell me the Shares for which I have subscribed, I hereby represent and warrant to SRVI as follows (either in my individual capacity or as an authorized representative of an entity, if applicable), such representations and warranties to survive my receipt (or the receipt by such entity) of the Shares:

     (a) If an individual, I am a bona fide resident of the state set forth on the signature page hereof, over 21 year of age and legally competent to execute this Agreement; if an entity, the person executing this Agreement represents that the entity is duly organized under the laws of the state set forth on the signature page hereof, is validly existing and has full power and authority to enter into and execute this Agreement, which shall then be the legal, valid and binding agreement of such entity;

     (b) I have been furnished with and reviewed all written materials provided by SRVI or its representative relating to SRVI, its proposed operations and the private offering of Shares, including the Confidential Private Placement Memorandum (the "Offering Materials"), and any other materials and information which may have been requested; a representative of SRVI has answered all inquiries that I have made relating thereto; and I have been afforded the opportunity to obtain any additional information, to the extent SRVI possessed such information or was able to acquire it without unreasonable effort or expense, necessary (i) to verify the accuracy of the information set forth in the Offering Materials and (ii) to evaluate the merits and risks of purchasing the Shares;

     (c) I have carefully reviewed and understand the various risks of an investment in the Shares and have made such independent investigation and evaluation of the statements made in the Offering Materials and all other written materials provided to me by SRVI with respect to its financial condition, properties, business and prospects as I deem necessary to make an informed decision to purchase the Shares; my decision to purchase the Shares has been made on the basis of such investigation and evaluation; in making such decision I have relied exclusively on the written statements with respect to any such matters or otherwise with respect to SRVI which are contained in the Offering Materials, and which have been independently investigated and evaluated by me;

     (d) I confirm the statements made herein as true on the date hereof, and I acknowledge that the statements and representations made by me in this Subscription Agreement have been relied upon by SRVI in offering to sell the Shares to me; I further agree to indemnify and hold harmless SRVI and BioForce Nanosciences, Inc. and their officers, directors and stockholders, from any and all damages, losses, costs and expenses (including reasonable attorneys' fee) that they may incur, by reason of any breach of any of the statements or representations made by me contained herein.

     (e) If an individual, one of the following applies (check one):

              ___ (1) I (or I and my spouse together) have a net worth of $1,000,000 or more (including home, furnishings, and automobiles) without regard to the investment in this Offering;

              ___ (2) I had an individual (not joint) annual income in excess of $200,000 (or I and my spouse together have an annual income of $300,000) in each of the two most recent years and reasonably expect an income in excess of such amount in the current year;

              ___     (3) I am director or executive officer of SRVI; or

              ___     (4) none of the above.

     (f) If an entity, I qualify as one of the following (check one):

              ___ (1) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), acting in either its individual or fiduciary capacity;

              ___ (2) a saving and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, acting in either its individual or fiduciary capacity;

              ___ (3) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

              ___ (4) an insurance company as defined in Section 2(13) of the Securities Act;

              ___ (5) an investment company registered under the Investment Company Act of 1940;

              ___ (6) a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

              ___ (7) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                      (d) of the Small Business Investment Act of 1958;

              ___ (8) a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees that has total assets in excess of $5,000,000;

              ___ (9) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, and (A) the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (B) the employee benefit plan has total assets in excess of $5,000,000, or (C) if a self-directed plan, with investment decisions made solely by persons that can make one of the representations contained in (1) through (13) of this paragraph (g) or (1) through (3) of paragraph (f) of this Section 1;

              ___(10) a private  business  development  company  as  defined  in
                      Section 202(a)(22) of the Investment Advisors Act of 1940;

              ___(11) any  organization  described  in Section  501(c)(3) of the
                      Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purposes of acquiring the Shares, with total assets in excess of $5,000,000;

              ___(12) a trust,  with total assets in excess of  $5,000,000,  not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

              ___(13) an entity in which all of the  equity  owners can make one of the representations contained in subparagraphs (1) through (13) of this paragraph (g) or in subparagraphs (1) through (3) of paragraph (f) of this Section 1; or

              ___(14) none of the above.

     (g) I understand that the securities being offered have not been registered under the Securities Act or any state securities laws and that this offering is intended to be a non-public offering made in reliance upon an exemption to registration under the Securities Act, that no aspect of this offering has been reviewed by the Securities and Exchange Commission or the securities regulatory authorities of any state and that none of the Offering Materials nor any other written materials furnished by SRVI and used in connection with this offering has been reviewed by any federal or state securities regulatory bodies or authorities;

     (h)  I  acknowledge  that  the  Shares  being  subscribed  for  are  deemed
     "restricted securities" as defined under the Securities Act, that certificates representing the Shares will bear an appropriate restrictive legend, and that I will not be able to resell or transfer any of the Shares purchased hereunder (or the components thereof) unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

     (i) I understand that SRVI has the absolute right to refuse to consent to the transfer or assignment of the Shares if such transfer or assignment does not comply with applicable state and federal securities laws;

     (j) I acknowledge that in the event SRVI files within 6 months from the date of the Offering Materials a registration statement with the Securities and Exchange Commission under the Securities Act, I will be given the opportunity to include in the registration statement my Shares purchased hereby. However, my right to include the Shares in the registration statement may be severely restricted or completely negated by any investment banker and/or underwriter that SRVI May engage in connection with the registration statement and such right will be subject to and contingent upon approval by such investment banker and/or underwriter;

     (k) I understand and represent that I have been informed that this is a speculative investment, involves a high degree of risk, that the amount realized on the investment may not equal the original amount invested and, in evaluating such investment, I have consulted with my own investment and/or legal and/or tax advisor as I deemed necessary and have concluded that the investment in SRVI is appropriate in light of my overall investment objectives and financial situation;

     (l) I represent that I am able to bear the substantial economic risks of the investment in SRVI and at the present time I can afford a complete loss of such investment, and that I have adequate means of providing for my current needs and possible personal contingencies and have no need for liquidity of my investment in SRVI;

     (m) I represent that I am acquiring the securities offered for my own account, for investment, and not with a view to distribution or resale to others; I am not participating, directly or indirectly in an underwriting of any such distribution or other transfer; I do not now have reason to anticipate any change in my circumstances or any other particular occasion or event which would cause me to sell the Shares; I have substantial experience in making decisions of this type or am relying on my own qualified advisor in making the investment decision; and I understand that SRVI is relying upon the truth and accuracy of this representation and warranty;

     (n) Neither SRVI nor BioForce Nanosciences, Inc., nor any person acting on behalf of either of them, has made any representations to me except as contained in the Offering Materials; and in making my decision to purchase the Shares I have subscribed for, I have not relied on any representations or information other than those which I have independently investigated and verified to my satisfaction;

     (o) I understand that this subscription may be accepted or rejected, in whole or in part, by SRVI or BioForce Nanosciences, Inc. in their absolute discretion;

     (p) All the information which I heretofore furnished to SRVI, or which is set forth in this Subscription Agreement with respect to my financial position and business experience is correct and complete as of the date of this agreement, and if there should be any material change in such information prior to receipt of the Shares subscribed for by me, I will immediately furnish such revised or corrected information to SRVI;

     (q) I am able to bear the substantial economic risk of an investment in the Shares and at the present time could afford a complete loss of such investment; I further represent that my overall commitment in investments which are not readily marketable is reasonable in relation to my net worth; and

     (r) If an entity, I have not been organized for the specific purpose of acquiring the Shares being offered.

2.   Miscellaneous.
     --------------

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, postage prepaid, to myself or to SRVI at the respective addresses set forth herein, and shall be deemed to have been given or delivered on the date of the hand delivery or four (4) days after such mailing.

     (b) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and wholly performed in that state, without giving effect to any conflict of law principles thereunder.

     (c) This Subscription Agreement constitutes the entire agreement between SRVI and me with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby. Neither this Subscription Agreement nor any of my rights hereunder may be transferred or otherwise assigned hereunder.

     (d) Unless this Subscription Agreement is rejected, my obligations hereunder shall not be terminated upon the occurrence of any event (whether by operation of law or otherwise), including, without limitation, my death, occurrence of disability or declaration that I am incompetent, and this Subscription Agreement (including the representations and warranties contained herein) shall be binding upon my successors, legal representatives, heirs and distributees.

     (e) If requested at any time by SRVI, I will promptly supply such information regarding myself as may be necessary for inclusion in any registration, qualification, application or other filing to be made at any time hereafter on behalf. I shall furnish such information to SRVI as it shall deem necessary to satisfy it that I may legally purchase the Shares.

3.    Compliance with Applicable Law.
      -------------------------------

     I understand and agree that I will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares except in compliance with all conditions on transfer imposed by the Securities Act and by "Blue Sky" or securities laws of any state and that I will be fully responsible for compliance with all such conditions.

4.   Execution of Other Documents.
     -----------------------------

     I agree that I will execute such other documents as may be necessary to complete the transactions contemplated hereby, and I agree to be bound by all of the terms and provisions of any such documents and to perform all of my obligations thereunder with respect to the Shares being purchased.

5.    Payment of Commission.
      ----------------------

     I represent and warrant that no sales commission is due to any person in connection with my purchase of the Shares other than as set forth in the Offering Materials.

     IN WITNESS WHEREOF, I have executed this Subscription Agreement by executing the attached Subscription Agreement Signature Page on the date therein indicated. I enclosed herein my check in the aggregate amount of $_______________, payable to the order of "Leonard E. Neilson Trust Account III" After the minimum amount of $ 2.5 million is raised and the escrow satisfied, checks are to be made payable to "BioForce Nanosciences, Inc."

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


         The Undersigned, desiring to purchase the Shares described in the Offering Materials, dated December 23, 2005, of Silver River Ventures, Inc., hereby agrees to all the terms of the Subscription Agreement in the form attached hereto and, upon acceptance of the Subscription Agreement by the SRVI, agrees to be bound by the terms and provisions thereof.

         By executing this Subscription Agreement Page, the undersigned hereby executes, adopts and agrees to all terms, conditions and representations of this Subscription Agreement.

         By  executing  this   Subscription   Agreement   Signature   Page,  the
undersigned acknowledges receipt of a copy of the Offering Materials.

                             INDIVIDUAL SUBSCRIPTION


                              Price Per                   Amount of Purchase
Number of Shares               Share                      Price (Check Enclosed)
----------------            ------------                  ----------------------

                                  x    $1.50
--------------------------                         -----------------------------


Printed Name & Residence Address (Note:  Business Address will NOT be accepted.)
                                         ---------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------


-------------------------------------

Date:                                                Signature - Purchaser 1
     ---------------------------------------
                                                                             ----------------------------

                                                     Social Security Number 1
                                                                             ----------------------------


                                                     Signature - Purchaser 2
                                                                             ----------------------------

                                                     Social Security Number
                                                                             ----------------------------


Subscription accepted as of:





         SILVER RIVER VENTURES, INC.



By: ____________________________________
Its:



     BIOFORCE NANOSCIENCES, INC.



By:____________________________________
     Eric Henderson, Ph.D.,  CEO

                               ENTITY SUBSCRIPTION


                              Price Per                   Amount of Purchase
Number of Shares               Share                      Price (Check Enclosed)
----------------            ------------                  ----------------------

                                        x      $1.50
--------------------------


Printed Name & Address of               State of Organization (if different from
Principal Place of Business             State of Principal Place of Business:


-------------------------------------   --------------------------------

-------------------------------------

-------------------------------------

-------------------------------------



FORM OF OWNERSHIP - Check type of Subscriber.

- TRUST (Please include name of trust, name of trustee, date trust ---------- was formed and copy of the trust agreement).

- PARTNERSHIP (Please include copy of the Partnership agreement ---------- authorizing signature).

- CORPORATION (Please include certified corporate resolution(s) ---------- authorizing signature and purchase of Shares).

- OTHER (Please specify and include copy of document authorizing ---------- signature).

         The undersigned trustee, partner or officer warrants that he has full power and authority from all beneficiaries, partners or shareholders of the entity named above to execute this Subscription Agreement Signature Page on behalf of such entity and that investment in the Shares is not prohibited by the governing documents of such entity.

Date:
     ---------------------------    --------------------------------------------
                                    (Name of Entity)

                                     By:
                                         ---------------------------------------
                                    (Trustee, partner
                                     or authorized corporate officer)

                                    --------------------------------------------
                                    Taxpayer Identification Number


Subscription accepted as of                  SILVER RIVER VENTURES, INC.



                                     By:
                                         ---------------------------------------
                                    Its:


                                        BIOFORCE NANOSCIENCES, INC.



                                     By:
                                         ---------------------------------------
                                          Eric Henderson, Ph.D., CEO

          CONFIDENTIAL PROSPECTIVE PURCHASER QUESTIONNAIRE INSTRUCTIONS

                    PLEASE PRINT THE ANSWERS TO ALL QUESTIONS

         1. Confidential Prospective Purchaser Questionnaire. Please complete the attached Confidential Prospective Purchaser Questionnaire. Please note that there are separate questionnaires for "individual," "trust," "partnership," "corporation" and "limited liability company" purchasers. In order to participate in the offering, you must demonstrate that you are an accredited investor (as such term is defined in Section 501(c) of the Securities Act of 1933, as amended (the "Securities Act")) and that you have such knowledge and expertise in business and financial matters and that you are capable of evaluating the merits and risks of an investment in the Company. Any capitalized term used herein and not defined shall have the respective meaning ascribed to it in that certain Confidential Private Placement Memorandum of even date herewith.

         A prospective purchaser must be sure to carefully and fully read the Confidential Private Placement Memorandums and the exhibits thereto, including the Subscription Agreement, prior to returning the signed subscription documents.





         Return of Subscription Documents and Payment. Your executed Subscription Agreement and executed and completed Confidential Prospective Purchaser Questionnaire should be returned to the Company at the following address:



SILVER RIVER VENTURES, INC.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111





If you have any question concerning the Offering or making payment for your subscription, please contact Nancy Ah Chong, Silver River Ventures, Inc., 19 East 200 South, Suite 1080, Salt Lake City, Utah 84111, telephone number (801) 322-3401.

                           SILVER RIVER VENTURES, INC.
                CONFIDENTIAL PROSPECTIVE PURCHASER QUESTIONNAIRE


INSTRUCTIONS: This Confidential Prospective Purchaser Questionnaire (this "Questionnaire") is to be completed and executed by prospective investors interested in purchasing shares of common stock offered by Silver River Ventures, Inc., a Nevada corporation (the "Company"). The shares being offered are sometimes hereinafter referred to as the "Securities." Purchasers must meet, among others, certain standards imposed by Regulation D as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), because the Securities have not been registered under the Securities Act, and are being sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The undersigned acknowledges and agrees that the Company is relying on the undersigned's representations contained in this Questionnaire and the related subscription documents in determining whether to accept the subscription. The Company reserves the right to request additional information, financial or otherwise, from potential investors if necessary for verification purposes.

A response should be provided to each and every question. If the answer to any question is "none" or "not applicable," please so indicate.


Your answers will, at all times, be kept strictly confidential; however, everyone who agrees to purchase Securities hereby agrees that the Company may present this Questionnaire to such parties as necessary in order to assure itself that the offer and sale of Securities to you will not result in a loss of the exemption from registration under the Securities Act, which is being relied upon by the Company in connection with the sale of the Securities.

Investors investing as:

Individual Investors should complete the Individual Purchaser Questionnaire beginning on page A-1.

Trusts should complete the Trust Questionnaire beginning on page B-1.

Partnerships  should  complete the Partnership  Questionnaire  beginning on page
C-1.

Corporations  should  complete the Corporation  Questionnaire  beginning on page
D-1.

Limited Liability Companies should complete the Limited Liability Company Questionnaire beginning on page E-1.

                                        ----------------------------------------

IMPORTANT:                              Investor Name:
Please Complete
                                        ----------------------------------------



                       INDIVIDUAL PURCHASER QUESTIONNAIRE

--------------------------------------------------------------------------------

                           SILVER RIVER VENTURES, INC.

--------------------------------------------------------------------------------

Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

     The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase the Securities of Silver River Ventures, Inc. may be accepted.

     All information contained in this Questionnaire will be treated confidentially. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

--------------------------------------------------------------------------------
If you are purchasing Securities with your spouse, you must both sign the Signature Page (page A-5).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you are purchasing Securities with another person NOT your spouse, you must each fill out a separate Questionnaire. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.
--------------------------------------------------------------------------------

I.       PLEASE INDICATE DESIRED TYPE OF OWNERSHIP OF SHARES:

         [ ]      Individual
         [ ]      Joint Tenants (rights of survivorship)
         [ ]      Tenants in Common (no rights of survivorship)

II.      PLEASE CHECK ANY OF STATEMENTS 1-4 BELOW THAT APPLY TO YOU.

         [ ]      1.       I have an  individual  net  worth* or joint net worth
                           with my spouse in excess of $1,000,000.

         [ ]      2.       I had  individual  income* in excess of  $200,000  in
                           each of 2003 and 2004, and I reasonably expect individual income in excess of $200,000 for 2005.

         [ ]      3.       My  spouse  and I had  joint  income*  in  excess  of
                           $300,000 in each of 2003 and 2004, and I reasonably expect joint income in excess of $300,000 for 2005.

         [ ]      4.       I am a director  and/or an  executive  officer of the
                           Company as such terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended.

III.     OTHER CERTIFICATIONS

         By signing the Signature Page, I certify the following (or, if I am purchasing Securities with my spouse as co-owner, each of us certifies the following):

         (a)      that I am at least 21 years of age;

         (b) that my purchase of Securities will be solely for my own account and not for the account of any other person (other than my spouse, if co-owner);

         (c)      that the name,  home  address  and social  security  number or
                  taxpayer   identification   number   as  set   forth  in  this
                  Questionnaire are true, correct and complete; and

         (d)      that one of the following is true and correct (check one):

                         Spouse,
       Purchaser         if Co-Owner
       ---------         -----------

         [ ]                [ ]        (i)  I  am a  United  States  citizen  or
                                            resident  of the  United  States for
                                            United  States  federal  income  tax
                                            purposes.

         [ ]                [ ]        (ii) I am neither a United States citizen
                                            nor a resident of the United  States
                                            for United States federal income tax
                                            purposes.

o For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IV.      GENERAL INFORMATION


          (a) PERSONAL INFORMATION


Name:___________________________________________________________________________

Social Security or Taxpayer Identification Number_______________________________

Residence Address:______________________________________________________________
                                              (Number and Street)

________________________________________________________________________________
           (City)                       (State)                 (Zip Code)

Residence Telephone Number:_____________________________________________________
                                (Area Code)         (Number)
Residence Facsimile Number:_____________________________________________________
                                (Area Code)         (Number)

Name of Business:_______________________________________________________________

Business Address:_______________________________________________________________
                                              (Number and Street)

________________________________________________________________________________
           (City)                       (State)                 (Zip Code)

Business Telephone Number:______________________________________________________
                                (Area Code)         (Number)

Business Facsimile Number:______________________________________________________
                                (Area Code)         (Number)

I prefer to have correspondence sent to:        [ ]  Residence   [ ] Business

NASD Affiliation or Association of you
or your spouse, if any:                _________________________________________

                      If none, check here [ ]

Spouse, if Co-Owner

Name:___________________________________________________________________________

Social Security or Taxpayer Identification Number:______________________________

Residence Address (if different from Purchaser's):______________________________
                                                       (Number and Street)
________________________________________________________________________________
              (City)            (State)                      (Zip Code)
Residence Telephone Number (if different from Purchaser's):_____________________
                                                           (Area Code)  (Number)

Name of Business (if different from Purchaser's):_______________________________

Business Address (if different from Purchaser's):_______________________________
                                                       (Number and Street)

________________________________________________________________________________
              (City)            (State)                      (Zip Code)
Business Telephone Number (if different from Purchaser's):______________________
                                                          (Area Code)   (Number)

I prefer to have correspondence sent to:        [ ]  Residence   [ ] Business

NASD Affiliation or Association, if any:________________________________________

                      If none, check here [ ]

V.       SIGNATURE

         The Signature Page to this Questionnaire is contained on page A-5, entitled Individual Signature Page.

                            INDIVIDUAL SIGNATURE PAGE

--------------------------------------------------------------------------------

                           SILVER RIVER VENTURES, INC.

--------------------------------------------------------------------------------


         1. The undersigned represents that (a) the information contained in this Questionnaire is complete and accurate and (b) he/she will notify the Company immediately if any material change in any of this information occurs before the acceptance of his/her subscription and will promptly send confirmation of such change to the Company.


_________________________________       _______________________________________
Number of  Shares Subscribed For                          Date

                                        _______________________________________
                                              Name (Please Type or Print)

                                        _______________________________________
                                                        Signature

                                        _______________________________________
                                               Name of Spouse if Co-Owner
                                                 (Please Type or Print)

                                        _______________________________________
                                            Signature of Spouse if Co-Owner

--------------------------------------------------------------------------------
If you are purchasing Securities with your spouse, you must both sign the Signature Page (page A-5).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you are purchasing Securities with another person NOT your spouse, you must each fill out a separate Questionnaire. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.
--------------------------------------------------------------------------------

         Neither the common shares and warrants comprising the Securities nor the common shares underlying the warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the common shares underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.

                                    --------------------------------------------

IMPORTANT:                          Investor Name:
Please Complete
                                    --------------------------------------------
                               TRUST QUESTIONNAIRE

--------------------------------------------------------------------------------

                           SILVER RIVER VENTURES, INC.

--------------------------------------------------------------------------------


Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111




     The information contained in this Questionnaire is being furnished in order determine whether the undersigned TRUST's subscription to purchase the Silver River Ventures, Inc. may be accepted.

         All information contained in this Questionnaire will be treated confidentially. The undersigned TRUST understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned TRUST understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

--------------------------------------------------------------------------------
Note:  Retirement plans should complete the Questionnaire on pages B-1 to B-5.
--------------------------------------------------------------------------------

I.       PLEASE CHECK STATEMENTS 1 AND 2 BELOW, AS APPLICABLE.

    [ ]    1. (a) the TRUST has total assets in excess of $5,000,000; and

                  (b) the TRUST was not formed for the specific purpose of acquiring the Securities; and

                  (c) the purchase by the TRUST is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities.

    [ ]    2.     The grantor of the TRUST may revoke the TRUST at any time, the grantor retains sole investment control over the assets of the trust and

                  (a) the grantor is a natural person whose individual net worth* or joint net worth with the grantor's spouse exceeds $1,000,000; or

                  (b) the grantor is a natural person who had individual income* in excess of $200,000 in each of 2003 and 2004, and who reasonably expects individual income in excess of $200,000 in 2005; or

                  (c) the grantor is a natural person who, together with his or her spouse, had joint income* in excess of $300,000 in each of 2003 and 2004, and who reasonably expects joint income in excess of $300,000 in 2005.

--------------------------------------------------------------------------------
If you checked statement 2 in Section I and did not check statement 1, the Trust must provide a completed individual Purchaser Questionnaire (pages A-I to A-5) for each grantor.
--------------------------------------------------------------------------------

II.      OTHER CERTIFICATIONS

         By signing the Signature Page, the undersigned certifies the following:

         (a) that the TRUST's purchase of the Securities will be solely for the TRUST's own account and not for the account of any other person;

----------------------
o For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

         (b) that the TRUST's purchase of the Securities is within the investment powers and authority of the TRUST (as set forth in the declaration of trust or other governing instrument) and that all necessary consents, approvals and authorizations for such purchase have been obtained and that each person who signs the Signature Page has all requisite power and authority as trustee to execute this Questionnaire and the Subscription Agreement on behalf of the TRUST;

         (c) that the TRUST has not been established in connection with either (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, or (ii) a plan described in Section 4975(e)(i) of the Internal Revenue Code;

         (d) that the TRUST's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

         (e)      that one of the following is true and correct (check one):

                  [ ]    (i)        the TRUST is an estate or trust whose income
                                    from sources outside of the United States is
                                    includible  in its gross  income  for United
                                    States  federal tax purposes  regardless  of
                                    its  connection  with a  trade  or  business
                                    carried on in the United States.
                  [ ]    (i)        the TRUST is an estate or trust whose income
                                    from sources outside the United States is not includible in its gross income for United States federal income taxes purposes regardless of its connection with a trade or business carried on in the United States.

III.     GENERAL INFORMATION

         (a) PROSPECTIVE PURCHASER (THE TRUST)

Name:___________________________________________________________________________

Address:________________________________________________________________________
                          (Number and Street)
________________________________________________________________________________
               (City)             (State)                         (Zip Code)

Address for Correspondence (if different):______________________________________
                                                 (Number and Street)

________________________________________________________________________________
               (City)             (State)                         (Zip Code)

State in which Formed:__________________________________________________________

Date of Formation:______________________________________________________________

Taxpayer Identification Number:_________________________________________________



         (b)  TRUSTEES WHO ARE  EXECUTING  THIS  QUESTIONNAIRE  ON BEHALF OF THE
              TRUST

Name(s) of Trustee(s):__________________________________________________________

NASD Affiliation or Association of Trustee(s), if any:__________________________

                  If none, check here [ ]

IV.      ADDITIONAL INFORMATION

--------------------------------------------------------------------------------
A Trust must attach a copy of its declaration of trust or other governing instrument, as amended, as well as all other documents that authorize the Trust to invest in the Securities. All documentation must be complete and correct.
--------------------------------------------------------------------------------

V.       SIGNATURE

         The Signature Page to this Questionnaire is contained on page B-5, entitled Trust Signature Page.

                              TRUST SIGNATURE PAGE

--------------------------------------------------------------------------------

                           SILVER RIVER VENTURES, INC.

--------------------------------------------------------------------------------

             1. The undersigned represents that (a) the information contained in this Questionnaire is complete and accurate and (b) the TRUST will notify Silver River Ventures, Inc. immediately if any material change in any of this information occurs before the acceptance of the TRUST's subscription and will promptly send written confirmation of such change to the Company.

         2. The undersigned TRUST hereby represents and warrants that the persons signing this Questionnaire on behalf of the TRUST are duly authorized to acquire the Securities and sign this Questionnaire and the Subscription Agreement on behalf of the TRUST and, further, that the undersigned TRUST has all requisite authority to purchase such Securities and enter into the Subscription Agreement.


_________________________________       _______________________________________
Number of  Shares Subscribed For                          Date

                                        _______________________________________
                                          Title of Trust (Please Type or Print)

                                        By:____________________________________
                                                     Signature of Trustee

                                        Name of Trustee:______________________
                                                        (Please Type or Print)

                                        By:_____________________________________
                                            Signature of Co-Trustee

                                        Name of Co-Trustee:_____________________
                                                        (Please Type or Print)

Neither the common shares and warrants comprising the Securities nor the common shares underlying the warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the common shares underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.

                                    --------------------------------------------

IMPORTANT:                          Investor Name:
Please Complete
                                    --------------------------------------------

                            PARTNERSHIP QUESTIONNAIRE

                            -------------------------

                           SILVER RIVER VENTURES, INC.

                            -------------------------



Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned PARTNERSHIP's subscription to purchase the Securities of Silver River Ventures, Inc. may be accepted.

         All information contained in this Questionnaire will be treated confidentially. The undersigned PARTNERSHIP understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned PARTNERSHIP understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

I. PLEASE CHECK ANY OF STATEMENTS 1-3 BELOW THAT APPLY TO THE PARTNERSHIP.

   [ ]    1.      Each of the partners of the undersigned PARTNERSHIP is able to certify that such partner meets at least one of the following conditions:

                  (a) The partner is a natural person whose individual net worth or joint net worth with his or her spouse exceeds $1,000,000.

                  (b) The partner is a natural person whose individual income* was in excess of $200,000 in each of 2003 and 2004, and who reasonably expects individual income in excess of $200,000 in 2005.

   [ ]    2.      Each of the partners of the undersigned PARTNERSHIP is able to certify that such partner is a natural person who, together with his or her spouse, has had joint income* in excess of $300,000 in each of 2003 and 2004 and who reasonably expects a joint income in excess of $300,000 in 2005.

   [ ]    3.      The  undersigned  PARTNERSHIP:  (a)  was  not  formed  for the specific purpose of acquiring the Securities; and (b) has total assets in excess of $5,000,000.

--------------------------------------------------------------------------------
If you checked statement 1 or statement 2 in Section I and did not check statement 3, you must provide a letter signed by a general partner of the undersigned Partnership listing the name of each partner (whether a general or limited partner) and the reason (under statement 1 OR statement 2) such partner qualifies as an accredited investor (on the basis of net worth, individual income or joint income), or each partner must provide a completed individual Purchaser Questionnaire (pages A-1 to A-5).
--------------------------------------------------------------------------------



----------------------
o For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

II.      OTHER CERTIFICATIONS
         By signing the Signature Page, the undersigned certifies the following:

         (a) that the PARTNERSHIP's purchase of the Securities will be solely for the PARTNERSHIP's own account and not for the account of any other person;

         (b) that the PARTNERSHIP's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

         (c)      that one of the following is true and correct (check one):

                           (i) the PARTNERSHIP is a partnership formed in or under the laws of the United States or a political subdivision thereof.
                           (ii) the PARTNERSHIP is not a partnership formed in or under the laws of the United States or a political subdivision thereof.

III.     GENERAL INFORMATION

         (a) PROSPECTIVE PURCHASER (THE PARTNERSHIP)

Name: __________________________________________________________________________

Principal Place of Business:____________________________________________________
                                        (Number and Street)

________________________________________________________________________________
          City            (State)                               (Zip Code)

Address  for  Correspondence (if different):____________________________________
                                                 (Number and Street)
________________________________________________________________________________
          City            (State)                               (Zip Code)

Telephone Number:_______________________________________________________________

                           (Area Code)               (Number)
Facsimile Number:_______________________________________________________________
                           (Area Code)               (Number)
State in which Formed:
                      __________________________________________________________

Date of Formation:______________________________________________________________

Taxpayer Identification Number: ________________________________________________

Number of Partners:_____________________________________________________________

NASD Affiliation or Association of the PARTNERSHIP, if any:

                  If none, check here     [ ]

         (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE PARTNERSHIP

Name:___________________________________________________________________________

Position or Title:______________________________________________________________

IV.      SIGNATURE

         The Signature Page to this Questionnaire is contained on page C-5, entitled Partnership Signature Page.

                           PARTNERSHIP SIGNATURE PAGE

                            -------------------------

                           SILVER RIVER VENTURES, INC.
                            -------------------------

1.The undersigned PARTNERSHIP represents that (a) the information contained in this Questionnaire is complete and accurate and (b) the PARTNERSHIP will notify Silver River Ventures, Inc. immediately if any material change in any of this information occurs before the acceptance of the undersigned PARTNERSHIP's subscription and will promptly send written confirmation of such change to the Company.

         2. The undersigned PARTNERSHIP hereby represents and warrants that the person signing this Questionnaire and the Subscription Agreement on behalf of the PARTNERSHIP is a general partner of the PARTNERSHIP, has been duly authorized by the PARTNERSHIP to acquire the Securities and sign the Subscription Agreement on behalf of the PARTNERSHIP and, further, that the undersigned PARTNERSHIP has all requisite authority to purchase such Securities and enter into the Subscription Agreement.


_________________________________       _______________________________________
Number of  Shares Subscribed For                          Date

_________________________________       _______________________________________
                                                  Name of Partnership
                                                 (Please Type or Print)

                                        By:____________________________________
                                                       (Signature)

                                        Name:__________________________________
                                                 (Please Type or Print)

                                        Title:__________________________________
                                                 (Please Type or Print)


         Neither the common shares and warrants comprising the Securities nor the common shares underlying the warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the common shares underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.

                                   ---------------------------------------------

IMPORTANT:                         Investor Name:
Please Complete
                                   ---------------------------------------------


                            CORPORATION QUESTIONNAIRE

                            -------------------------

                           SILVER RIVER VENTURES, INC.
                            -------------------------



Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION's subscription to purchase the Silver River Ventures, Inc. may be accepted.

         All information contained in this Questionnaire will be treated confidentially. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

I.       PLEASE CHECK EITHER STATEMENT 1 OR 2 BELOW THAT APPLY TO THE
         CORPORATION.

[ ]       1.      Each of the  shareholders  of the  undersigned  CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

                  (a) The shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

                  (b) The shareholder (i) is a natural person who had individual income* in excess of $200,000 in each of 2003 and 2004 and who reasonably expects individual income in excess of $200,000 in 2005, or (ii) is a natural person who, together with his or her spouse, had joint income in excess of $300,000 in each of 2003 and 2004 and who reasonably expects joint income in excess of $300,000 during 2005; or

                  (c) The shareholder is an entity that (i) was not formed for the specific purpose of acquiring any Securities; and (ii) has total assets in excess of $5,000,000.

[ ]       2.      The  undersigned  CORPORATION:  (a)  was  not  formed  for the specific purpose of acquiring any Securities; and (b) has total assets in excess of $5,000,000.

--------------------------------------------------------------------------------
If you checked statement 1 in Section I and did not check statement 2, you must provide a letter signed by an officer of the undersigned Corporation listing the name of each shareholder and the reason (under statement 1) why such shareholder qualifies as an accredited investor (on the basis of net worth, individual income or joint income), or each shareholder must provide a completed individual Purchaser Questionnaire (pages A-1 to A-5) or other Questionnaire acceptable to the Company.
--------------------------------------------------------------------------------


-------------------------------
o For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

II.      OTHER CERTIFICATIONS

         By signing the Signature Page, the undersigned certifies the following:

         (a) that the CORPORATION's purchase of the Securities will be solely for the CORPORATION's own account and not for the account of any other person or entity;

         (b) that the CORPORATION's name, address of principal office, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

         (c)      that one of the following is true and correct (check one):

                           (i) the CORPORATION is a corporation organized in or under the laws of the United States or a political subdivision thereof.

                           (ii) the CORPORATION is a corporation which is neither created nor organized in or under the United States or a political subdivision thereof, but which has made an election under either Section 897(i) or 897(k) of the United States Internal Revenue Code of 1986, as amended, to be treated as a domestic corporation for certain purposes of United States federal income taxation (A COPY OF THE INTERNAL REVENUE SERVICE ACKNOWLEDGEMENT OF THE UNDERSIGNED'S ELECTION MUST BE
                                    ATTACHED  TO  THIS   QUESTIONNAIRE  IF  THIS
                                    PROVISION IS APPLICABLE).

                           (iii)    neither (i) nor (ii) above is true.

III.     GENERAL INFORMATION

         (a) PROSPECTIVE PURCHASER (THE CORPORATION)

Name:___________________________________________________________________________

Principal Place of Business:____________________________________________________
                                           (Number and Street)
________________________________________________________________________________
                  (City)              (State)                   (Zip Code)

Address for Correspondence (if different):______________________________________
                                                    (Number and Street)

________________________________________________________________________________
                  (City)              (State)                   (Zip Code)

Telephone Number:_______________________________________________________________
                           (Area Code)               (Number)

Facsimile Number:_______________________________________________________________
                           (Area Code)               (Number)

State of Incorporation:_________________________________________________________

Date of Formation:______________________________________________________________

Taxpayer Identification Number:_________________________________________________

Number of Shareholders:_________________________________________________________

NASD Affiliation or Association of the Corporation, if any:_____________________

                  If none, check here     [ ]

         (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION

Name:___________________________________________________________________________

Position or Title:______________________________________________________________

IV.      SIGNATURE

         The Signature Page to this Questionnaire is contained on page D-5, entitled Corporation Signature Page.

                           CORPORATION SIGNATURE PAGE
                            -------------------------

                           SILVER RIVER VENTURES, INC.
                            -------------------------

            1. The undersigned CORPORATION represents that (a) the information contained in this Questionnaire is complete and accurate and (b) the CORPORATION will notify Silver River Ventures, Inc. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned CORPORATION's subscription and will promptly send written confirmation of such change to the Company.

         2. The undersigned CORPORATION hereby represents and warrants that the person signing this Questionnaire on behalf of the CORPORATION has been duly authorized by all requisite action on the part of the CORPORATION to acquire the Securities and sign this Questionnaire and the Subscription Agreement on behalf of the CORPORATION and, further, that the undersigned CORPORATION has all requisite authority to purchase the Securities and enter into the Subscription Agreement.


_________________________________       _______________________________________
Number of  Shares Subscribed For                          Date

_________________________________       _______________________________________
                                                  Name of Corporation
                                                 (Please Type or Print)

                                        By:____________________________________
                                                       (Signature)

                                        Name:__________________________________
                                                 (Please Type or Print)

                                        Title:__________________________________
                                                 (Please Type or Print)

         Neither the common shares and warrants comprising the Securities nor the common shares underlying the warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the common shares underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.

                                     -------------------------------------------

IMPORTANT:                           Investor Name:
Please Complete
                                     -------------------------------------------



                     LIMITED LIABILITY COMPANY QUESTIONNAIRE

                            -------------------------

                           SILVER RIVER VENTURES, INC.
                            -------------------------



Silver River Ventures, Inc.
19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned LIMITED LIABILITY COMPANY's subscription to purchase the Securities of Silver River Ventures, Inc. may be accepted.

         All information contained in this questionnaire will be treated confidentially. The undersigned LIMITED LIABILITY COMPANY ("LLC") understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned LLC understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

I.       PLEASE CHECK EITHER STATEMENT 1 OR 2 BELOW THAT APPLY TO THE
         LLC.

[ ]      1.      Each of the members of the  undersigned LLC is able to certify that such member meets at least one of the following three conditions:

                  (a) The member is a natural person whose individual net worth or joint net worth with his or her spouse exceeds $1,000,000; or

                  (b) The member (i) is a natural person who had individual income* in excess of $200,000 in each of 2003 and 2004 and who reasonably expects individual income in excess of $200,000 in 2005, or (ii) is a natural person who, together with his or her spouse, had joint income in excess of $300,000 in each of 2003 and 2004 and who reasonably expects joint income in excess of $300,000 during 2005; or

                  (c) The member is an entity that (i) was not formed for the specific purpose of acquiring any Securities; and
                           (ii) has total assets in excess of $5,000,000.

[ ]       2.      The  undersigned  LLC:  (a) was not  formed  for the  specific purpose of acquiring any Securities; and (b) has total assets in excess of $5,000,000.

--------------------------------------------------------------------------------
If you checked statement 1 in Section I and did not check statement 2, you must provide a letter signed by the manager of the undersigned LLC listing the name of each member and the reason (under statement 1) why such member qualifies as an accredited investor (on the basis of net worth, individual income or joint income, etc.), or each member must provide a completed individual Purchaser Questionnaire (pages A-1 to A-5) or other questionnaire acceptable to the Company.
--------------------------------------------------------------------------------

-------------------------------
o For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

II.      OTHER CERTIFICATIONS

         By signing the Signature Page, the undersigned certifies the following:

         (a) that the LLC's purchase of the Securities will be solely for the LLC's own account and not for the account of any other person or entity;

         (b) that the LLC's name, address of principal office, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

         (c)      that one of the following is true and correct (check one):

                  [ ]      (i)      the  LLC  is  a  limited  liability  company
                                    organized in or under the laws of the United
                                    States or a political subdivision thereof.

                  [ ]      (ii)     the LLC is a limited liability company which
                                    is neither created nor organized in or under
                                    the United States or a political subdivision
                                    thereof,  but  which  has  made an  election
                                    under either Section 897(i) or 897(k) of the
                                    United States Internal Revenue Code of 1986,
                                    as  amended,  to be  treated  as a  domestic
                                    corporation  for certain  purposes of United
                                    States  federal  income  taxation (A COPY OF
                                    THE INTERNAL REVENUE SERVICE ACKNOWLEDGEMENT
                                    OF  THE   UNDERSIGNED'S   ELECTION  MUST  BE
                                    ATTACHED TO THIS QUESTIONNAIRE  QUESTIONAIRE
                                    IF THIS PROVISION IS APPLICABLE).

                  [ ]      (iii)    neither (i) nor (ii) above is true.

III.     GENERAL INFORMATION

         (a) PROSPECTIVE PURCHASER (THE LLC)

Name:___________________________________________________________________________

Principal Place of Business:____________________________________________________
                                           (Number and Street)
________________________________________________________________________________
                  (City)              (State)                   (Zip Code)

Address for Correspondence (if different):______________________________________
                                                    (Number and Street)

________________________________________________________________________________
                  (City)              (State)                   (Zip Code)

Telephone Number:_______________________________________________________________
                           (Area Code)               (Number)

Facsimile Number:_______________________________________________________________
                           (Area Code)               (Number)

State of Formation:_____________________________________________________________

Date of Formation:______________________________________________________________

Taxpayer Identification Number:_________________________________________________

Number of Members:______________________________________________________________

NASD Affiliation or Association of the LLC, if any:_____________________________

                  If none, check here     [ ]

         (b)  INDIVIDUAL WHO IS EXECUTING  THIS  QUESTIONNAIRE  ON BEHALF OF THE
              LLC

Name:___________________________________________________________________________

Position or Title:______________________________________________________________

IV.      SIGNATURE

         The Signature Page to this Questionnaire is contained on page D-5, entitled Corporation Signature Page.

                               LLC SIGNATURE PAGE
                            -------------------------

                           SILVER RIVER VENTURES, INC.
                            -------------------------

            1. The undersigned LLC represents that (a) the information contained in this Questionnaire is complete and accurate and (b) the LLC will notify Silver River Ventures, Inc. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned LLC's subscription and will promptly send written confirmation of such change to the Company.

         2. The undersigned LLC hereby represents and warrants that the person signing this Questionnaire on behalf of the LLC has been duly authorized by all requisite action on the part of the LLC to acquire the Securities and sign this Questionnaire and the Subscription Agreement on behalf of the LLC and, further, that the undersigned LLC has all requisite authority to purchase the Securities and enter into the Subscription Agreement.



_________________________________       _______________________________________
Number of  Shares Subscribed For                          Date

_________________________________       _______________________________________
                                                       Name of LLC
                                                 (Please Type or Print)

                                        By:____________________________________
                                                       (Signature)

                                        Name:__________________________________
                                                 (Please Type or Print)

                                        Title:__________________________________
                                                 (Please Type or Print)

         Neither the common shares and warrants comprising the Securities nor the common shares underlying the warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the common shares underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.